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                            STOCK PURCHASE AGREEMENT

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                                  by and among

                  THE SHAREHOLDERS OF BELL BROADCASTING COMPANY

                                       and

                                 RADIO ONE, INC.

                          Dated as of December 23, 1997


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                                TABLE OF CONTENTS

1.  RULES OF CONSTRUCTION......................................................1
          1.1.  DEFINED TERMS..................................................1
          1.2.  OTHER DEFINITIONS..............................................7
          1.3.  NUMBER AND GENDER..............................................7
          1.4.  HEADINGS AND CROSS-REFERENCES..................................7
          1.5.  COMPUTATION OF TIME............................................8

2.  FCC APPLICATION AND CLOSING................................................8
          2.1.  FCC APPLICATION................................................8
          2.2.  FINAL CLOSING DATE.............................................8

3.  INITIAL ESCROW DEPOSIT. ...................................................9

4.  PURCHASE PRICE AND METHOD OF PAYMENT.......................................9
          4.1.  CONSIDERATION..................................................9
          4.2.  PAYMENT AT CLOSING.............................................9
          4.3.  POST CLOSING ESCROW FUND......................................11

5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDERS
    REGARDING THE COMPANY.....................................................12
          5.1.  EXISTENCE, POWER AND IDENTITY.................................12
          5.2.  BINDING EFFECT................................................12
          5.3.  NO VIOLATION..................................................13
          5.4.  GOVERNMENTAL AUTHORIZATIONS...................................13
          5.5.  MATERIAL CONTRACTS............................................14
          5.6.  INSURANCE.....................................................14
          5.7.  FINANCIAL STATEMENTS..........................................14
          5.8.  EMPLOYEES.....................................................15
          5.9.  EMPLOYEE BENEFIT PLANS........................................16
          5.10. COMPANY REAL PROPERTY.........................................18
          5.11. SHAREHOLDER REAL PROPERTY.....................................20
          5.12. ENVIRONMENTAL PROTECTION......................................21
          5.13. COMPLIANCE WITH LAW...........................................23
          5.14. LITIGATION....................................................24
          5.15. INSOLVENCY PROCEEDINGS........................................25
          5.16. SALES AGREEMENTS. ............................................25
          5.17. LIABILITIES. .................................................25
          5.18. SUFFICIENCY OF ASSETS.........................................25
          5.19. CERTAIN INTERESTS AND RELATED PARTIES.........................25
          5.20. TAXES.........................................................26
          5.21. BROKER........................................................26

                                       i

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          5.22. SUBSIDIARIES..................................................26
          5.23. STOCK.........................................................26
          5.24. PROPERTY......................................................27
          5.25. CORPORATE RECORDS.............................................27
          5.26. DIVIDENDS AND OTHER DISTRIBUTIONS.............................27
          5.27. PROMOTIONAL RIGHTS............................................27
          5.28. INDEBTEDNESS..................................................28
          5.29. TRADE BALANCE.................................................28
          5.30. NO MISLEADING STATEMENTS......................................28

6.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDERS
    REGARDING THE SHARES......................................................28
         6.1.   BINDING EFFECT................................................28
         6.2.   NO VIOLATION..................................................29
         6.3.   OWNERSHIP OF STOCK............................................29
         6.4.   COOPERATION...................................................29

7.  BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.........................30
          7.1.  EXISTENCE AND POWER...........................................30
          7.2.  BINDING EFFECT................................................30
          7.3.  NO VIOLATION..................................................30
          7.4.  LITIGATION....................................................30
          7.5.  LICENSEE QUALIFICATIONS.......................................31
          7.6.  HART-SCOTT-RODINO FILING......................................31
          7.7.  SUFFICIENT INFORMATION........................................31
          7.8.  SECTION 338 ELECTION..........................................31

8.  COVENANTS WITH RESPECT TO CONDUCT OF THE COMPANY AND
    SHAREHOLDERS..............................................................31
          8.1.  ACCESS........................................................31
          8.2.  MATERIAL ADVERSE CHANGES; FINANCIAL STATEMENTS................32
          8.3.  CONDUCT OF BUSINESS...........................................32
          8.4.  DAMAGE........................................................35
                     (A)  RISK OF LOSS........................................35
                     (B)  FAILURE OF BROADCAST TRANSMISSIONS..................36
                     (C)  RESOLUTION OF DISAGREEMENTS.........................37
          8.5.  ADMINISTRATIVE VIOLATIONS.....................................37
          8.6.  CONTROL OF STATION. ..........................................37
          8.7.  COOPERATION WITH RESPECT TO FINANCIAL AND TAX MATTERS.........37
          8.8.  CLOSING OBLIGATIONS...........................................38
          8.9.  ENVIRONMENTAL ASSESSMENT......................................38
          8.10. CONSTRUCTION OF NEW FACILITIES................................38
          8.11. PIRATE RADIO STATION.  .......................................39


                                       ii

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9.  CONDITIONS PRECEDENT......................................................39
          9.1.  MUTUAL CONDITIONS. ...........................................39
                     (A)  APPROVAL OF TRANSFER OF CONTROL APPLICATION. .......39
                     (B)  ABSENCE OF LITIGATION. .............................39
          9.2.  ADDITIONAL CONDITIONS TO BUYER'S OBLIGATION...................39
                     (A)  REPRESENTATIONS AND WARRANTIES. ....................35
                     (B)  COMPLIANCE WITH CONDITIONS. ........................35
                     (C)  DISCHARGE OF LIENS. ................................35
                     (D)  THIRD-PARTY CONSENTS. ..............................36
                     (E)  ESTOPPEL CERTIFICATES. .............................36
                     (F)  NO MATERIAL ADVERSE CHANGE..........................36
                     (G)  FINANCIAL STATEMENTS. ..............................36
                     (H)  CASH AND ACCOUNTS RECEIVABLE MINIMUMS...............37
                     (I)  SALES AND CUSTOMER INFORMATION. ....................37
                     (J)  OPINION OF COMPANY'S COUNSEL. ......................37
                     (K)  FINAL ORDER.........................................37
                     (L)  CLOSING DOCUMENTS. .................................37
                     (M)  RESIGNATION OF DIRECTORS AND OFFICERS...............37
                     (N)  STOCK CERTIFICATES..................................37
                     (O)  CORPORATE RECORDS...................................37
                     (P)  BANK ACCOUNTS/INSURANCE POLICIES....................38
                     (Q)  ENVIRONMENTAL REMEDIATION...........................38
                     (R)  TITLE INSURANCE.....................................38
                     (S)  ACCOUNTS PAYABLE....................................38
                     (T)  CONSTRUCTION PERMIT.................................38
                     (U)  ZONING APPROVAL.....................................38
                     (V)  AUDIT...............................................39
                     (W)  ACCOUNTS RECEIVABLE.................................39
                     (X)  TRADE BALANCE.......................................39
                     (Y)  RADIOFREQUENCY RADIATION............................39
                     (Z)  WJZZ (AM) LICENSE...................................39
                     (AA) KINGSFIELD PROPERTY.................................39
                     (BB) TAXES...............................................39
                     (CC) COMPENSATION........................................39
                     (DD) CERTIFICATES OF ARNOLD AND HALL.....................39
                     (EE) CONFIDENTIAL INFORMATION............................39
                     (FF) FM STUDIO LEASE.....................................40
                     (GG) CERTIFICATE RE MARY L. BELL SHAREHOLDER AGREEMENT...40
          9.3.  ADDITIONAL CONDITIONS TO SHAREHOLDERS' OBLIGATION.............40
                     (A)  REPRESENTATIONS AND WARRANTIES. ....................40


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                     (B)  COMPLIANCE WITH CONDITIONS. ........................40
                     (C)  PAYMENT.............................................40
                     (D)  CLOSING DOCUMENTS. .................................40

10. INDEMNIFICATION/POST-CLOSING OBLIGATIONS..................................41
          10.1. OBLIGATIONS OF SHAREHOLDERS...................................41
          10.2. OBLIGATIONS OF BUYER..........................................42
          10.3. PROCEDURE FOR INDEMNIFICATION.................................42
          10.4. REMEDIES CUMULATIVE...........................................43
          10.5. NOTICE........................................................43
          10.6. THRESHOLD CONCERNING SECTIONS 10.1 AND 10.2...................43
          10.7. SURVIVAL OF REPRESENTATIONS...................................44
          10.8. TAX RETURNS...................................................44
                     (A)  PREPARATION AND FILING OF RETURNS FOR PRE-CLOSING
                          PERIODS.............................................44
                     (B)  PREPARATION AND FILING OF RETURNS FOR
                          POST-CLOSING PERIODS................................44
          10.9. ALLOCATION OF TAX LIABILITY...................................44
          10.10.COOPERATION WITH RESPECT TO FINANCIAL AND TAX
                MATTERS.......................................................45
          10.11.NONDISCLOSURE AND CONFIDENTIALITY.............................46

11. DEFAULT AND REMEDIES......................................................46
          11.1. OPPORTUNITY TO CURE...........................................46
          11.2. SHAREHOLDERS' REMEDIES. ......................................46
          11.3. BUYER'S REMEDIES. ............................................46

12. TERMINATION OF AGREEMENT..................................................47
          12.1. TERMINATION OF AGREEMENT......................................47
                     (A)  MUTUAL CONSENT......................................47
                     (B)  CONDITIONS TO BUYER'S  PERFORMANCE NOT MET..........47
                     (C)  CONDITIONS TO SELLERS' PERFORMANCE NOT MET..........47
                     (D)  MATERIAL BREACH.....................................47
                     (E)  BANKRUPTCY; RECEIVERSHIP............................47
                     (F)  FCC APPROVAL........................................48


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                                TABLE OF EXHIBITS


EXHIBIT 1          INITIAL ESCROW AGREEMENT

EXHIBIT 2          POST CLOSING ESCROW AGREEMENT

EXHIBIT 3          OPINION OF COUNSEL TO SELLER

EXHIBIT 4          OPINION OF COUNSEL TO BUYER




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                               TABLE OF SCHEDULES


SCHEDULE 4.2      OWNERSHIP OF SHARES

SCHEDULE 5.1      COMPANY DOCUMENTS

SCHEDULE 5.3      NO VIOLATION

SCHEDULE 5.4      GOVERNMENTAL AUTHORIZATIONS

SCHEDULE 5.5      MATERIAL CONTRACTS

SCHEDULE 5.6      INSURANCE

SCHEDULE 5.7(a)   FINANCIAL STATEMENTS

SCHEDULE 5.7(b)   BALANCE SHEET - June 30, 1997

SCHEDULE 5.7(c)   BANK ACCOUNTS

SCHEDULE 5.8      EMPLOYEES

SCHEDULE 5.9      EMPLOYEE BENEFIT PLANS

SCHEDULE 5.10(a)  REAL PROPERTY OWNED BY COMPANY

SCHEDULE 5.10(b)  REAL PROPERTY LEASED BY COMPANY

SCHEDULE 5.11(a)  COX/BELL REAL PROPERTY

SCHEDULE 5.11(b)  COX/BASS REAL PROPERTY

SCHEDULE 5.12     ENVIRONMENTAL MATTERS

SCHEDULE 5.13     COMPLIANCE WITH LAWS

SCHEDULE 5.14     LITIGATION

SCHEDULE 5.16     SALES AGREEMENTS

SCHEDULE 5.18     CERTAIN INTERESTS AND RELATED PARTIES

SCHEDULE 5.23(a)  TANGIBLE PERSONAL PROPERTY

SCHEDULE 5.23(b)  SHAREHOLDER PROPERTY

SCHEDULE 5.25     INTELLECTUAL PROPERTY

SCHEDULE 5.26     PERMITTED ENCUMBRANCES AND INDEBTEDNESS


                                       vi

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                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT is entered into as of this 23rd day of December, 1997, by and among E. Harold Munn, Jr., NBD Bank, N.A., Janice L. Hall, Arthur Middlebrooks all as Trustees of the Mary L. Bell Trust Agreement; Janice L. Hall; Dr. Wendell F. Cox; Estate of Iris Bell Cox; Wendell H. Cox; William E. Fisher, Trustee for Mariel Cox; William E. Fisher, Trustee for Benjamin Cox; William E. Fisher, Trustee for Sonam Bass; William E. Fisher, Trustee for Julian Bass; Eric Bell Bass; Treva Bell Bass; Robert Bell Bass; Mary
L. Bell, Trust; Wendell T. Arnold; William E. Fisher, Trustee for Brianna Bass (hereinafter referred to as the "Sellers" or the "Shareholders"); and Radio One, Inc., a Delaware corporation (the "Buyer").

                                    RECITALS

     WHEREAS, Sellers are all of the shareholders of Bell Broadcasting Company, a Michigan Corporation ("Company").

     WHEREAS, Company is the licensee of Station WCHB(AM), Taylor, Michigan operating on a frequency of 1200 kHz, Station WCHB-FM, Detroit, Michigan operating on a frequency of 105.9 MHz and Station WJZZ(AM), Frankenmuth, Michigan, which is licensed to operate on the frequency 1210 kHz but is presently silent and for which the Commission has issued a construction permit to change station location from Frankenmuth to Kingsley, Michigan, which construction permit also contemplates operation on the frequency 1210 kHz (the "Stations").

     WHEREAS, Buyer desires to obtain, and the Sellers desire to sell to Buyer all of the issued and outstanding shares of the capital stock of the Company.

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and, intending to be legally bound hereby, the parties agree as follows:

1.  RULES OF CONSTRUCTION.

     1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     "ACCOUNTS RECEIVABLE" means the cash accounts receivable of Company arising from Company's operation of the Stations prior to Closing.

     "ACCOUNTS PAYABLE" means the liabilities of the Company for services received or goods acquired arising from the Company?s operation of the Stations in the normal course of business prior to Closing for which the Company has received a bill, which is not yet thirty (30) days past due. For purposes of this definition, a bill becomes due when it is actually received by the Company.

     "ADMINISTRATIVE VIOLATION" means those violations described in Section 8.5 hereof.

     "BUSINESS" means the business of Company consisting primarily of the operation of the Stations.

     "BUYER" means Radio One, Inc., a Delaware corporation.

     "BUYER DOCUMENTS" means those documents, agreements and instruments to be executed and delivered by Buyer in connection with this Agreement as described in Section 7.2.

     "CLOSING" means the consummation of the Transaction (as hereinafter defined).

     "CLOSING DATE" means the date on which the Closing takes place, as determined pursuant to Section 2.2.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "COMMISSION" means the Federal Communications Commission.

     "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended.

     "COMPANY" means Bell Broadcasting Company, a Michigan corporation.

     "COMPANY DOCUMENTS" means those documents, agreements and instruments to be executed and delivered by Company in connection with this Agreement as described in Section 5.2.

     "COMPANY REAL PROPERTY" means that certain real property owned or leased by the Company and used in the operation of the Stations as described in Section 5.10.

     "DEED" means the deed(s) delivered by the Company or Dr. Wendell F. Cox and the Estate of Mary L. Bell or Dr. Wendell F. Cox and Eric Bass to Buyer at the Closing which shall be sufficient to transfer to Buyer title to the Shareholder Real Property and Improvements thereon, and used in the operations of the Stations.

     "ENCUMBRANCE" means any claim, charge, easement, encumbrance, security interest, lien, option or pledge imposed by agreement or law, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

     "ENVIRONMENTAL LAW" means any law, rule, order, decree or regulation of any Governmental Authority relating to pollution or protection of human health and the environment, including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Substances (as hereinafter defined) into ambient air, surface water, groundwater, land or other environmental media, and including without limitation all laws, regulations, orders, and rules pertaining to occupational health and safety.

     "ERISA" means the Employee Retirement Income Security Act of 1974 as amended.

     "EXCESS TRADE BALANCE" means that amount which exceeds a $30,000 negative Trade Balance.

     "FCC LICENSES" means all licenses, pending applications, permits and other authorizations issued by the Commission for the operation of the Stations listed on Schedule 5.4.

     "FINAL ORDER" means any action that shall have been taken by the Commission (including action duly taken by the Commission's staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of the Commission with comparable effect shall be pending; and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the Commission shall have expired or otherwise terminated.

     "FINANCIAL STATEMENTS" means Company's audited and unaudited financial statements, income statements, and balance sheets as described in Section 5.7.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, court or other entity that exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "HAZARDOUS SUBSTANCES" means any hazardous, dangerous or toxic waste, substance or material, as those or similar terms are defined in or for purposes of any applicable federal, state or local Environmental Law, and including without limitation any asbestos or asbestos-related products, petroleum, oils or petroleum-derived compounds, CFCS, or PCBs.

     "IMPROVEMENTS" means all buildings, structures, fixtures, and other improvements now or hereafter actually or constructively attached to the Company Real Property and the Shareholder Real Property, and all modifications, additions, restorations, or replacements of the whole or any part thereof.

     "INDEBTEDNESS" means any debt or indebtedness, whether evidenced by a note or otherwise, whether secured or unsecured, in each case for borrowed money.

     "INDEMNIFICATION BASKET" means the amount described in Section 10.6.

     "INITIAL ESCROW AGENT" means the Wilmington Trust Company.

     "INITIAL ESCROW AGREEMENT" means the escrow agreement described in Section 3, the form of which is attached as Exhibit 1.

     "INITIAL ESCROW DEPOSIT" means the monies deposited with the Initial Escrow Agent described in Section 3.

     "KNOWLEDGE OF BUYER" means the actual knowledge, after reasonable inquiry of Buyer's President.

     "KNOWLEDGE OF COMPANY" means the actual knowledge, after reasonable inquiry of the President of the Company, and the actual knowledge without inquiry of the Shareholders.

         "LAW" means any constitutional provision, statute or other law, rule, regulation, or interpretation thereof by any Governmental Authority and any order, including any order of any Governmental Authority.

         "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

     "MATERIAL CONTRACTS" means those leases, contracts and agreements specifically described in Schedule 5.5 as being "Material Contracts," which are material to the operation of the Station in the manner in which it is currently operating.

     "PERMITTED ENCUMBRANCES" means those liens or encumbrances of Company set forth on Schedule 5.26, which Buyer has agreed to assume.

     "PERMITTED INDEBTEDNESS" means those obligations shown on Schedule 5.26, which Buyer has agreed to assume.

     "POST CLOSING ESCROW  ACCOUNT" shall mean the account  specified in Section
4.3 created pursuant to the Post Closing Escrow Agreement.

     "POST CLOSING ESCROW AGENT" means Wilmington Trust Company.

     "POST  CLOSING  ESCROW  AGREEMENT"  shall mean the  agreement  specified in
Section 4.3 by and among Shareholders, Buyer and the Post Closing Escrow Agent, dated as of the Closing Date, substantially in the form of Exhibit 2 hereto.

     "POST CLOSING ESCROW FUND" shall mean $1,500,000, which will be deposited in the Post Closing Escrow Account by Buyer from the Purchase Price in accordance with the Post Closing Escrow Agreement and the terms hereof.

     "POST CLOSING ESCROW  TERMINATION DATE" shall have the meaning specified in
Section 4.3.

     "PURCHASE PRICE" shall mean the total consideration for the Shares, as described in Section 4.1.

     "SALES AGREEMENTS" means agreements entered into by Company for the sale of time on the Stations for cash, as described in Section 5.16.

     "SHAREHOLDERS" means these individuals named in the preamble to this Agreement and also referred to herein as Sellers.

     "SHAREHOLDER REAL PROPERTY" means that certain real property owned by Dr. Wendell F. Cox and the Estate of Mary L. Bell or owned by Dr. Wendell F. Cox and Eric Bass as described in Section 5.11.

     "SHARES" means all the issued Class A Common and Class B Common shares of capital stock of Company.

     "SPECIFIED EVENT" means those broadcast  transmission failures described in
Section 8.4(b).

     "STUDIO SITE" means the real estate located at 2994 East Grand Boulevard, Detroit, Michigan that is currently used as Station WCHB-FM's studio and office facilities.

     "TANGIBLE PERSONAL PROPERTY" means all tangible personal property and fixtures owned or leased by the Company and used or useful in the operation of the Business, including the property and assets listed or described in Schedule 5.23(a), together with supplies, inventory, spare parts and replacements thereof and improvements and additions thereto made between the date hereof and the Closing Date.

     "TRADE AGREEMENTS" means agreements entered into by Company for the sale of time on the Stations in exchange for merchandise or services.

     "TRADE BALANCE" means the difference between the aggregate value of time owed pursuant to the Trade Agreements and the aggregate value of goods and services to be received pursuant to the Trade Agreements, as computed in accordance with the Stations' customary bookkeeping practices. The Trade Balance is "negative" if the value of time owed exceeds the value of goods and services to be received. The Trade Balance is "positive" if the value of time owed is less than the value of goods and services to be received.

     "TRANSACTION" means the sale and purchase and assignments and assumptions contemplated by this Agreement and the respective obligations of Shareholders and Buyer set forth herein.

     "TRANSFER OF CONTROL APPLICATION" means the application on FCC Form 315 that Shareholders, Company and Buyer shall join in and file with the Commission requesting its consent to the transfer of control of Company to Buyer.

     "WCHB(AM)  TRANSMITTER  SITE" means the real  estate  located at King Road,
Huron  Township,   Michigan,  that  is  currently  used  as  Station  WCHB(AM)'s transmitter site.

     "WCHB-FM TRANSMITTER SITE" means the real estate located at Greenfield Road, Oak Park, Michigan that is currently used as Station WCHB-FM?s transmitter site.

     "WJZZ(AM) TRANSMITTER SITE" means the real estate located in Mayfield Township, Michigan, that is the transmitter site specified in the construction permit held by the Company which authorizes a change in location of Station WJZZ(AM), from Frankenmuth to Kingsley, Michigan.


     1.2. OTHER DEFINITIONS. Other capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

     1.3. NUMBER AND GENDER. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

     1.4. HEADINGS AND CROSS-REFERENCES. The headings of the Sections and Paragraphs hereof, the Table of Contents, the Table of Exhibits, and the Table of Schedules have been included for convenience of reference only, and shall in no way limit or affect the meaning or interpretation of the specific provisions of this Agreement. All cross-references to Sections or Paragraphs herein shall mean the Sections or Paragraphs of this Agreement unless otherwise stated or clearly required by the context. All references to Schedules herein shall mean the Schedules to this Agreement. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context. The term "including" means "including without limitation."

     1.5. COMPUTATION OF TIME. Whenever any time period provided for in this Agreement is measured in "business days" there shall be excluded from such time period each day that is a Saturday, Sunday, recognized federal legal holiday, or other day on which the Commission's offices are closed and are not reopened prior to 5:30 p.m. Washington, D.C. time. In all other cases all days shall be counted.

2.   FCC APPLICATION AND CLOSING.

     2.1. FCC APPLICATION. Within ten (10) business days after execution of this Agreement, Shareholders and Buyer will join in filing the Transfer of Control Application and Shareholders will cause the Company to join such application. Each of the parties diligently shall take or cooperate in the taking of all steps which are reasonably necessary or appropriate to expedite the prosecution and grant of the Application. No party by commission or omission shall put in jeopardy its qualifications as a Commission licensee, or impair the routine processing of the Transfer of Control Application. Shareholders will cause the Company to use its best efforts and otherwise cooperate with Buyer, and Shareholders shall likewise use their best efforts and otherwise cooperate with Buyer in responding to any information requested by the FCC related to the Transfer of Control Application and in defending against any petition, complaint or objection which may be filed against the Transfer of Control Application, provided, however, that neither the Shareholders nor the Company on the one hand or the Buyer on the other hand shall be required to expend on their own behalf a sum of more than One Hundred Thousand Dollars ($100,000) in the aggregate in defending against any such petition, complaint or objection. Notwithstanding the foregoing, Buyer shall be permitted, at its option, to expend such funds on behalf of Shareholders in excess of $100,000 in order to defend a petition, complaint or objection. In the event the Transfer of Control Application as tendered is rejected for any reason, the party liable for the rejection shall take all reasonable steps to cure the basis for rejection and Shareholders and Buyer shall jointly resubmit and Shareholders will cause the Company to resubmit the Transfer of Control Application. Shareholders will cause the Company to share equally with Buyer in the amount of any Commission filing fees.

     2.2. FINAL CLOSING DATE. Closing of the purchase of the Shares under this Agreement shall take place at the offices of Davis Wright Tremaine LLP, Washington, D.C. on a mutually agreeable date and time which is no more than thirty (30) days after the FCC's approval of the Transfer of Control Application becomes a

Final Order. Buyer, however at its sole option, may purchase up to four (4) additional thirty (30) day extensions of time in which to close by paying the sum of One Hundred Fifty Thousand Dollars ($150,000) in advance for each such extension, such monies to be deducted from the Initial Escrow Deposit and paid directly to the Company, but not to be credited against the Purchase Price to be paid Shareholders at the Closing.

3. INITIAL ESCROW DEPOSIT. Buyer deposited the sum of Thirty Five Thousand Dollars ($35,000) with Sellers when it executed a letter of intent. Upon execution of this Agreement, Sellers shall return the $35,000 deposit and Buyer shall deposit with Wilmington Trust Company ("Initial Escrow Agent"), a cash deposit of Two Million Dollars ($2,000,000) (the "Initial Escrow Deposit"). The Initial Escrow Deposit shall be held in an interest-bearing account with a federally insured financial institution and disbursed by Initial Escrow Agent pursuant to the terms of an escrow agreement in the form attached hereto as
Exhibit 1 (the "Initial Escrow Agreement"), which Initial Escrow Agreement has been entered into by Shareholders, Buyer and Initial Escrow Agent simultaneously herewith. The fees, if any, of the Initial Escrow Agent shall be borne equally between the Shareholders on the one hand, and the Buyer on the other hand, except that in the event of a dispute involving any part or all of the Initial Escrow Deposit the fees of the Initial Escrow Agent and the costs, including reasonable attorney's fees of the prevailing party, shall be borne by the non-prevailing party.

4. PURCHASE PRICE AND METHOD OF PAYMENT.

     4.1. CONSIDERATION. The total consideration for the Shares shall be Thirty Four Million Dollars ($34,000,000) (the "Purchase Price"), payable as set forth in this Section 4.

     4.2. PAYMENT AT CLOSING. At Closing, in consideration for exchange of the Shares held by the Shareholders which are fully paid for and nonassessable and for which each certificate representing such Shares will be duly endorsed to Buyer by the respective Shareholder holding those shares, Buyer shall pay:


          (a) Thirty Two Million Five Hundred Thousand Dollars ($32,500,000) to Shareholders by check or wire transfer of same day funds pursuant to wire transfer instructions which shall be delivered by Shareholders to Buyer at least five (5) business days prior to Closing, of which Two Million Dollars ($2,000,000) shall come from the Initial Escrow Deposit. The Purchase Price shall be distributed to each Shareholder in an amount equal to the percentage assigned to each Shareholder as set forth on Schedule 4.2., which shall be revised as of the Closing Date to account for any shares issued to Wendell T. Arnold and Janice Hall between now and Closing.

          (b) One Million Five Hundred Thousand Dollars ($1,500,000) to the Post Closing Escrow Fund described in Section 4.3.

          (c) The parties acknowledge that the Purchase Price has been calculated on the basis of the Company having at Closing (i) bona fide Accounts Receivable on its books in the amount of at least Five Hundred Thousand Dollars ($500,000); and (ii) a cash balance of at least Three Hundred Thousand Dollars ($300,000) in cash in U.S. Dollars. The parties agree to proceed to Closing based on an estimate of Accounts Receivable and cash balance contained in the pre-closing balance sheet prepared by Company and delivered to Buyer pursuant to
Section 9.2(h); provided, however, that the parties recognize that no such determination shall constitute a waiver of any rights of Buyer under this Agreement, including without limitation, the representations and warranties set forth in Section 5.7. Within thirty (30) days of Closing, Buyer will deliver a post-closing balance sheet as of the Closing Date. If Shareholders do not contest the calculations contained in the post-closing balance sheet, then the post-closing balance sheet shall be considered final. Shareholders shall notify Buyer in writing within thirty (30) days of receiving the post-closing balance sheet if they contest the calculations contained in the post-closing balance sheet. If Shareholders and Buyer cannot reach an agreement within twenty (20) days of receiving Shareholders? notice, the parties agree to retain the independent accounting firm of Coopers & Lybrand, or its successor, within twenty (20) days thereafter or in the event that Coopers & Lybrand, or its successor, is unavailable to serve as such then to retain the accounting firm of Ernst & Young LLP, or its successor (whichever of such accounting firms is applicable, the ("Accountants")). Buyer and Shareholders shall each assist and cooperate fully in the prompt determination of the correct values and Shareholders shall promptly provide the Accountants and the Buyer with full access to such books and records as Buyer or the Accountants may request to make such determination. All fees of the Accountants under this Agreement shall be paid equally by the Buyer and the Shareholders and any determination of the Accountants provided by this Agreement shall be binding and conclusive on the parties. The Accountants shall make all determinations under this Agreement as promptly as practicable and in any event within 20 days following receipt by the Accountants of all relevant work papers. The Sellers' obligation is limited to the requirement that there be at least Five Hundred Thousand Dollars ($500,000) in bona fide Accounts Receivable and Three Hundred Thousand Dollars ($300,000) in cash in U.S. Dollars on hand at the Closing. Sellers do not warrant the collectibility of the Accounts Receivable.

     4.3. POST CLOSING ESCROW FUND.

          (a) At the Closing, Buyer, Shareholders and Post Closing Escrow Agent shall enter into the Post Closing Escrow Agreement in substantially the form of
Exhibit 2 into which Buyer shall deposit One Million Five Hundred Thousand Dollars ($1,500,000) of the Purchase Price (the "Post Closing Escrow Fund") in an account (the "Post Closing Escrow Account") constituting a portion of the Purchase Price being reserved to meet certain obligations of Shareholders. The Post Closing Escrow Fund shall be held and invested in accordance with the terms of the Post Closing Escrow Agreement which provides for One Million Dollars ($1,000,000), less any claims which have been paid or are still in dispute, to be released twelve (12) months after Closing and Five Hundred Thousand Dollars ($500,000), less any claims which have been paid or are still in dispute, to be released eighteen (18) months after Closing (the "Post Closing Escrow Termination Date").

          (b) Disbursements from the Post Closing Escrow Account may be made from time to time pursuant to the terms of the Post Closing Escrow Agreement with respect to indemnification obligations pursuant to Section 10.1 and amounts due pursuant to Section 4.2 after submission to the Post Closing Escrow Agent by Buyer of a payment notice (the "Buyer's Notice") substantially in the form attached to the Post Closing Escrow Agreement.

          (c) All interest earned on the Post Closing Escrow Fund and any principal amount remaining in the Post Closing Escrow Account following the Post Closing Escrow Termination Date shall be paid to Shareholders according to the percentages set forth on Schedule 4.2, as revised in accordance with Section 4.2(a).

          (d) The fees, if any, of the Post Closing Escrow Agent shall be borne equally between the Shareholders on the one hand, and the Buyer on the other hand, except that in the event of a dispute involving any part or all of the Post Closing Escrow Deposit the fees of the Post Closing Escrow Agent and the costs, including reasonable attorney's fees of the prevailing party, shall be borne by the non-prevailing party.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDERS REGARDING THE COMPANY.

     The Shareholders hereby jointly and severally make to and for the benefit of Buyer, the following representations, warranties and covenants:

     5.1. EXISTENCE, POWER AND IDENTITY. The Company is a corporation duly organized and validly existing under the laws of the State of Michigan with full corporate power and authority (a) to own, lease and use its properties and assets, (b) to conduct the business and operation of the Stations as currently conducted and (c) to execute and deliver this Agreement and each other document, agreement and instrument to be executed and delivered by Company in connection with this Agreement (collectively, the "Company Documents"), and to perform and comply with all of the terms, obligations and covenants to be performed and complied with by Company hereunder and thereunder. True and correct copies of the Company?s Articles of Incorporation and Bylaws are attached to Schedule 5.1. The addresses of Company's operating locations and all of Company's additional places of business, and of all places where any of the tangible personal property of Company is now located, or has been located during the past 180 days, are correctly listed in Schedule 5.1. Except as set forth in Schedule 5.1, during the past five years, Company has not been known by or used, nor, to the best of the Knowledge of Company has any prior owner of the Stations been known by or used, any corporate, partnership, fictitious or other name in the conduct of the Stations' business or in connection with the ownership, use or operation of the Stations.

     5.2. BINDING EFFECT. The execution, delivery and performance by Company of the Company Documents will be duly authorized by all necessary corporate action, and copies of those authorizing resolutions, certified by Company's Secretary shall be delivered to Buyer at Closing. No other corporate action by Company is required for Company's execution, delivery and performance of this Agreement or any of Company Documents. The Company Documents will be duly and validly executed and delivered by Company to Buyer and will constitute a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and similar laws relating to or affecting creditors, and other obligees' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

     5.3. NO VIOLATION. Except as set forth on Schedule 5.3, none of (i) the execution, delivery and performance by Company of the Company's Documents or;
(ii) the consummation of the Transaction will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms or conditions of, constitute a default under, or violate (a) Company's articles of incorporation or bylaws, (b) any judgment, decree, order, consent, agreement, lease or other instrument (including any Material Contract, Sales Agreement or Trade Agreement) to which Company is a party or by which Company or its Business may be legally bound or affected, or (c) any law, rule, regulation or ordinance of any Governmental Authority applicable to Company or its Business or the operation of the Stations.

     5.4.  GOVERNMENTAL  AUTHORIZATIONS.  Except for the FCC Licenses  listed on
Schedule 5.4, no licenses, permits, or authorizations from any Governmental Authority are required to own, use or operate the Stations or to conduct the Business as currently operated and conducted by Company. The FCC Licenses are all the Commission authorizations held by Company with respect to the Stations, and are all the Commission authorizations used in or necessary for the lawful operation of the Stations as currently operated by Company. The FCC Licenses are in full force and effect, are subject to no conditions or restrictions other than those which appear on their face and are unimpaired by any acts or omissions of Company, Company's officers, employees or agents. Company has delivered true and complete copies of all FCC Licenses to Buyer. There is not pending or, to the Knowledge of Company, threatened, any action by or before the Commission or any other Governmental Authority to revoke, cancel, rescind or modify any of the FCC Licenses (other than proceedings to amend Commission rules of general applicability or otherwise affecting the broadcast industry generally), and there is not now issued, outstanding or pending or, to the Knowledge of Company, threatened, by or before the Commission or any other Governmental Authority, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Company or otherwise with respect to the Stations. The Stations are operating in material compliance with all FCC Licenses, the Communications Act of 1934, as amended (the "Communications Act"), and the current rules, regulations, policies and practices of the Commission. The Commission's most recent renewals of the FCC Licenses were not challenged by any petition to deny or any competing application. To the Knowledge of Company there are no facts relating to it that, under the Communications Act or the current rules, regulations, policies and practices of the Commission may cause the Commission to deny Commission renewal of the FCC Licenses or deny Commission consent to the Transaction.

     5.5. MATERIAL CONTRACTS. Schedule 5.5 lists all Material Contracts on behalf of Company. Shareholders have provided Buyer access to all such Material Contracts. The Material Contracts so furnished to Buyer have not been amended or terminated and are in full force and effect. Except for the Material Contracts listed on Schedule 5.5, as of the date hereof, Company is not a party to nor bound by any Material Contract.

     5.6. INSURANCE. Schedule 5.6 lists all insurance policies held by Company with respect to the Business and operation of the Stations. Such insurance policies are in full force and effect, all premiums with respect thereto are currently paid and Company is in compliance with the terms thereof. Company has not received any notice from any issuer of any such policies of its intention to cancel, terminate, or refuse to renew any policy issued by it. Company will maintain the insurance policies listed on Schedule 5.6 in full force and effect through the Closing Date.

     5.7 FINANCIAL STATEMENTS.

          (a) Shareholders have furnished Buyer with the audited Financial Statements for the calendar years 1993, 1994, 1995 and 1996, copies of which are attached to Schedule 5.7(a). The Financial Statements: (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and as compared with prior periods; and
(ii) fairly present in all material respects Company's financial position, income, expenses, assets, liabilities, Shareholders' equity and the results of operations of the Company as of the dates and for the periods indicated. Since June 30, 1997, there has been no material adverse change in the business, assets, properties or condition (financial or otherwise) of the Stations since the preparation of the most recent annual Financial Statement. No event has occurred that would make such Financial Statements misleading in any material respect.

          (b) Except as reflected in the balance sheets as of June 30, 1997, a copy of which is attached to Schedule 5.7(b), including the notes thereto or otherwise disclosed in this Agreement or the Schedules hereto, and except for the current liabilities and obligations incurred in the ordinary course of business of the Stations (not including for this purpose any tort-like liabilities or breach of contract), and except for attorneys' and other fees and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby, since June 30, 1997, there exist no liabilities or obligations of Company, contingent or absolute, matured or unmatured, known or unknown, other than possible liability for Taxes due. Since June 30, 1997, (i) Company has not made any contract, agreement or commitment or incurred any obligation or liability (contingent or otherwise), except in the ordinary course of business and consistent with past business practices; (ii) there has not been any discharge or satisfaction of any obligation or liability owed by Company, which is not in the ordinary course of business or which is inconsistent with past business practices; (iii) there has not occurred any sale of or loss or material injury to the Business, or any adverse material change in the Business or in the condition (financial or otherwise) of the Stations; and (iv) Company has operated the Business in the ordinary course of business, except (w) as contemplated by the Letter of Intent, including negotiations and actions relative to this Agreement and the Transaction, (x) negotiations relative to certain potential business combinations with Salem Communications and Crawford Broadcasting Company which occurred prior to the execution and delivery of the Letter of Intent, (y) the sale of certain assets relative to WKOX-AM, Frankenmuth, Michigan, and (z) Company Real Property described as Item 3 on Schedule 5.10(a). The monthly balance sheets (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and as compared with prior periods; and (ii) fairly present Company's financial position, income, expenses, assets, liabilities, Shareholders' equity and the results of operations of the Stations as of the dates and for the periods indicated, subject to year end adjustments which do not materially affect the operations of the Company.


          (c) Company  maintains only the bank accounts as shown in Schedule 5.7
(c) and no other bank accounts of any kind. Buyer has been provided with bank statements, dated as indicated on Schedule 5.7(c), related to such accounts (the ?Bank Statements?). Except as shown on such Bank Statements or on Schedule 5.7(c), and, with respect to items which have not cleared as of the last Bank Statements, as shown on the Company?s cash receipts and disbursements journal, there have been no material receipts or disbursements, whether by cash or check, by the Company of any kind. Since the date of the last of the Bank Statements furnished to Buyer by the Company, no checks have been issued for any purpose other than in the ordinary course of business.

     5.8. EMPLOYEES. Except as otherwise listed in Schedule 5.8, (i) no employee of Company is represented by a union or other collective bargaining unit, no application for recognition as a collective bargaining unit has been filed with the National Labor Relations Board, and, to the Knowledge of Company, there has been no concerted effort to unionize any of Company's employees; and (ii) Company has no other written or oral employment agreement or arrangement, plan or policy with any Company employee, and no written or oral agreement concerning bonus, sick pay, termination, hospitalization, vacation pay, severance pay, or retiree medical coverage. As of this date there is not and at the time of Closing there will not be any consideration of whatever nature due and owing by Company or the Shareholders to any employee or former employee of the Company, except as otherwise listed in
Schedule 5.8 and except for salaries, benefits and other compensation payable in the ordinary course of business consistent with past practices. Included in
Schedule 5.8 is a list of all persons currently employed at Company together with an accurate description of the terms and conditions of their respective employment as of the date of this Agreement. Shareholders will cause the Company to promptly advise Buyer of any significant changes that occur prior to Closing with respect to such information.

     5.9. EMPLOYEE BENEFIT PLANS.


          (a) Except as described in Schedule 5.9, neither Company nor any Affiliates (as defined below) have at any time established, sponsored, maintained, or made any contributions to, or been parties to any contract or other arrangement or been subject to any statute or rule requiring them to establish, maintain, sponsor, or make any contribution to, (i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA")) ("Pension Plan"); (ii) any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA) ("Welfare Plan"); or (iii) any deferred compensation, severance pay, fringe benefit, retiree medical, bonus, stock option, stock purchase, or other "employee benefit plan" within the meaning of ERISA Section 3(3), agreement, commitment, policy or arrangement whether oral or written, and whether provided through the purchase of insurance or otherwise ("Other Plan") for the benefit of any present or former officers, employees, agents, directors, or independent contractors of Company. Shareholders have delivered to Buyer true and complete copies of (1) each Pension Plan, Welfare Plan, and Other Plan (or, in the case of unwritten Other Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Pension Plan, Welfare Plan, and Other Plan, including all schedules thereto and financial statements with attached opinions of independent accountants (if required by applicable law), (3) summary plan descriptions with respect to such plans, (4) each trust agreement and insurance or annuity contract relating to any Pension Plan, Welfare Plan, or Other Plan, (5) the most recent determination letter applicable to any such plan (if applicable). Except as set forth in
Schedule 5.9, there are no negotiations, demands, or proposals that are pending or have been made which concern matters now covered, or that would be covered by plans, agreements, or agreements of the type discussed in this Section. Company and the Affiliates have no obligations or liabilities (whether accrued, absolute, contingent, or unliquidated, whether or not known, and whether due or to become due) with respect to any Pension Plan, Welfare Plan or Other Plan that is not listed in Schedule 5.9. There are no actions (other than routine claims for benefits) pending or, to the best of the Knowledge of Company, threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and to the best of the Knowledge of Company, no facts exist which could give rise to any such actions. There are no investigations or audits by any Governmental Authority (including, but not limited to, the Internal Revenue Service or the Department of Labor) involving any Pension Plan, Benefit Plan, or Other Plan. No employee, officer or director of Company shall be entitled to any additional benefits (under a Pension Plan, Welfare Plan, or Other Plan) or any acceleration of the time of the payment or vesting of any Pension Plan as a result of the transactions contemplated by this Agreement. For purposes of this
Section 5.9, the term "Affiliate" shall include all persons under common control with Company within the meaning of Sections 4001(a)(14) or (b)(1) of ERISA or any regulations promulgated thereunder, or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) Each plan or arrangement listed in Schedule 5.9 (and any related trust or insurance contract pursuant to which benefits under such plans or arrangements are funded or paid) has been administered in all respects in compliance with its terms and in both form and operation is in compliance with applicable provisions of ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1986 and regulations thereunder, and other applicable law. Each Pension Plan listed in Schedule 5.9 intended to be a tax-qualified plan has been determined by the Internal Revenue Service to be qualified under Section 401(a) and Section 501(a) of the Code, and nothing has occurred or been omitted since the date of the last such determination that resulted or could result in the revocation of such determination, and nothing has occurred that resulted or could result in such Pension Plan's being subject to the tax under Section 511 of the Code. Company and the Affiliates have made all required contributions or payments to or under each plan or arrangement listed in Schedule 5.9 on a timely basis and have made adequate provision for reserves to meet contributions and payments under such plans or arrangements that have not been made because they are not yet due.

          (c) The consummation of this Agreement (and the employment by Buyer of former employees of Company or any employees of an Affiliate) will not result in any carryover liability to Buyer for taxes, penalties, interest or any other claims resulting from any employee benefit plan (as defined in Section 3(3) of ERISA) or Other Plan. With respect to any Pension Plan, Welfare Plan, or Other Plan that is a "plan" within the meaning of Section 4975(e)(1) of the Code or an "employee benefit plan" within the meaning of Section 3(3) of ERISA, no "prohibited transaction" (within the meaning of Section 4975(c)(1) of the Code or Section 406 of ERISA) has occurred. In addition, Company and each Affiliate make the following representations as to all of their Pension Plans: (A) neither Company nor any Affiliate has become liable to the PBGC under ERISA under which a lien could attach to the assets of Company or an Affiliate; (B) Company and each Affiliate has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; (C) neither Company nor any Affiliate has made or will make prior to Closing a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201, of ERISA, and (D) no Pension Plan of Company constitutes a "multiemployer plan," as defined in
Section 3(37) of ERISA, and (E) no Pension Plan is subject to Title IV of ERISA,
Section 302 of the ERISA, or Section 412 of the Code. All group health plans maintained by Company and each Affiliate have been operated in compliance with
Section 4980B(f) of the Code. As of the Closing, no employee or qualified beneficiary of Company or Affiliate is receiving or is eligible to receive COBRA group health plan coverage under Section 4980B of the Code. Except to the extent required under Section 4980B of the Code and, pursuant to collective bargaining agreements, with respect to employees subject thereto who have retired, Company has no written health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company. Company has made no written agreements, covenants or commitments to provide retiree medical benefits, other than pursuant to collective bargaining agreement, that cannot be terminated at the discretion of the employer. To the best of the Knowledge of Company, there has been no act or omission by Company that has given rise to or may give rise to fines, penalties, taxes, or related charges under

     Section 502(c),(i), or (1) or Section 4071 of ERISA or Chapter 43 of the Code.

     5.10. COMPANY REAL PROPERTY.

          (a) Company has good, valid and marketable fee simple title to the Company real property as described in Schedule 5.10(a) and all Improvements on the real property free and clear of all mortgages, liens, claims, encumbrances, leases, title exceptions and rights of others, except as set forth in Schedule 5.10(a). Except as listed on Schedule 5.10(a), to the Knowledge of Company all of the Improvements, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities, and the roof, walls and other structural components which are part of, or located in, such Improvements, are in good operating condition and repair, comply in all material respects with applicable zoning laws and do not require any repairs other than normal routine maintenance to maintain them in good condition and repair. To the Knowledge of Company, none of the Improvements have any structural defects. No portion of the real property is the subject of any condemnation or eminent domain proceedings currently instituted or pending, and, to the Knowledge of Company, no such proceedings are threatened. Except as set forth in Schedule 5.10(a), the real property is not subject to any covenant or other restriction preventing or limiting the Company?s right to convey the Company?s right, title and interest in the owned real property or to use the real property for any lawful purpose. To the Knowledge of the Company, there are no condemnation, zoning or other land use regulations proceedings instituted or, to the Knowledge of Company, planned to be instituted, which would materially affect the use and operations of the real property for its intended purpose, and Company has not received notice of any special assessment proceedings materially affecting the real property. To the Knowledge of the Company, the real property has direct and unobstructed access to all public utilities necessary for the uses to which the real property is currently devoted by Company. The boundaries of the building which houses the studio for WCHB(AM) is located on the real property described on Schedule
5.10(a) and to the Knowledge of the Company does not encroach upon any real property not owned by the Company.

          (b) Company, as tenant, leases the real property described in Schedule 5.10(b). Except as listed on Schedule 5.10(b), all of the Improvements, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities, and the roof, walls and other structural components which are part of, or located in, such Improvements, are in good operating condition and repair, comply in all material respects with applicable zoning laws and do not require any repairs other than normal routine maintenance to maintain them in good condition and repair. To the Knowledge of Company, none of the Improvements have any structural defects. To the Knowledge of the Company, no portion of the real property described in Schedule 5.10(b) is the subject of any condemnation or eminent domain proceedings currently instituted or pending, and, to the Knowledge of Company, no such proceedings are threatened. To the Knowledge of the Company, there are no condemnation, zoning or other land use regulations proceedings instituted or, to the Knowledge of Company, planned to be instituted, which would materially affect the use and operations of the real property for any lawful purpose, and Company has not received notice of any special assessment proceedings materially affecting the real property. To the Knowledge of the Company, the real property has direct and unobstructed access to all public utilities necessary for the uses to which the real property is currently devoted by Company.

     5.11. SHAREHOLDER REAL PROPERTY.

          (a) Dr. Wendell F. Cox and the Estate of Mary L. Bell (?Cox/Bell?) have good, valid and marketable fee simple title to the real property and all Improvements described in Schedule 5.11(a) free and clear of all mortgages, liens, claims encumbrances, leases, title exceptions and rights of others, except as set forth in Schedule 5.11(a). Except as listed on Schedule 5.11(a), to the Knowledge of Company, all of the Improvements, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities, and the roof, walls and other structural components which are part of, or located in, such Improvements, are in good operating condition and repair, comply in all material respects with applicable zoning laws and do not require any repairs other than normal routine maintenance to maintain them in good condition and repair. None of the Improvements have any structural defects. To the Knowledge of the Company, no portion of the real property described in
Schedule 5.11(a) is the subject of any condemnation or eminent domain proceedings currently instituted or pending, and, to the Knowledge of Company, no such proceedings are threatened. Except as set forth in Schedule 5.11(a), the real property is not subject to any covenant or other restriction preventing or limiting Cox/Bell right to convey its right, title and interest in the owned real property or to use the real property for any lawful purpose. There are no condemnation, zoning or other land use regulations proceedings instituted or, to the Knowledge of Company, planned to be instituted, which would materially affect the use and operations of the real property for its intended purpose, and Company has not received notice of any special assessment proceedings materially affecting the real property. To the Knowledge of the Company, the real property has direct and unobstructed access to all public utilities necessary for the uses to which the real property is currently devoted by Cox/Bell.

          (b) Studio Site (i) Dr. Wendell F. Cox and Eric Bass (?Cox/Bass?) have good, valid and marketable fee simple title to the real property and all Improvements described in Schedule 5.11(b), which is used as the Studio Site, free and clear of all mortgages, liens, claims encumbrances, leases, title exceptions and rights of others, except as set forth in Schedule 5.11(b). Except as listed on Schedule 5.11(b), to the Knowledge of Company all of the
Improvements, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities, and the roof, walls and other structural components which are part of, or located in, such Improvements, are in good operating condition and repair, comply in all material respects with applicable zoning laws and do not require any repairs other than normal routine maintenance to maintain them in good condition and repair. To the Knowledge of Company none of the Improvements have any structural defects. To the Knowledge of the Company, no portion of the real property described in Schedule 5.11(b) is the subject of any condemnation or eminent domain proceedings currently instituted or pending, and, to the Knowledge of Company, no such proceedings are threatened. Except as set forth in Schedule 5.11(b), the real property is not subject to any covenant or other restriction preventing or limiting Cox/Bass right to convey its right, title and interest in the owned real property or to use the real property for any lawful purpose. To the Knowledge of the Company, there are no condemnation, zoning or other land use regulations proceedings instituted or, to the Knowledge of Company, planned to be instituted, which would materially affect the use and operations of the real property for its intended purpose, and Company has not received notice of any special assessment proceedings materially affecting the real property. To the Knowledge of the Company, the real property has direct and unobstructed access to all public utilities necessary for the uses to which the real property is currently devoted by Cox/Bass.

          (ii) Cox/Bass hereby grant an option to Buyer to purchase the real property described in Schedule 5.11 (b) for Two Hundred Thousand Dollars ($200,000). The option is exercisable on or before the Closing Date and the closing on the acquisition of the real property shall occur simultaneously with the closing of the Transaction contemplated by this Agreement. In the event that the

Buyer does not exercise its option to purchase the aforesaid real estate, Cox/Bass will lease the aforesaid real property to the Buyer at a monthly rental of $1,500.00. The lease will be executed at the Closing and will be binding upon the parties thereto for a period of one year. The lease will be a so-called "net, net, net lease", and the tenant will be responsible for taxes, utilities, insurance and maintenance.


     5.12. ENVIRONMENTAL PROTECTION. Except as disclosed in Schedule 5.12:

          (a) There are no pending or, to the Knowledge of Company, threatened actions, suits, claims, legal proceedings or any other proceedings, arising from Company?s or Shareholders' activities at or operation, occupation or ownership of the Company Real Property or Shareholder Real Property, based on or relating to Hazardous Substances or Environmental Law, or asserting any liabilities under Environmental Law against Company or the Stations.

          (b) All of the current operations and activities at the Stations and at or from the Company Real Property and Shareholder Real Property ("Real Property") comply with all applicable Environmental Law, and to the Knowledge of Company, there are no conditions which could reasonably give rise to claims, expenses, losses, liabilities, or governmental action against Buyer in connection with any Hazardous Substances present at or disposed of at or from the Real Property, including without limitation the following conditions arising out of, relating to, resulting from, or attributable to, the assets, business, or operations of Company at the Real Property: (i) the presence of any Hazardous Substances on the Real Property, the release or threatened release of any Hazardous Substances into the environment at or from the Real Property; (ii) the off-site disposal of Hazardous Substances originating on or from the Real Property in connection with the Business or operations of Company; (iii) the release or threatened release of any Hazardous Substances into any storm drain, sewer, septic system or publicly owned treatment works from the Real Property; or (iv) any noncompliance by the Company with federal, state or local requirements governing occupational safety and health, or presence or release in the air and water supply systems of the Real Property of any substances that pose a hazard to human health or an impediment to working conditions.

          (c) To the Knowledge of the Company, neither polychlorinated biphenyls nor asbestos-containing material are present on or in the Real Property.

          (d) The Real Property (exclusive of the Shareholder Real Property described in Section 5.11(b)) contains no aboveground or underground storage tanks, or aboveground or underground piping associated with tanks.

          (e) The Real Property does not contain any Hazardous Substances in, on, over, under or at it at levels that would give rise to liability under Environmental Law as they apply to the present use of the Real Property. The Company is not under any obligation, is not liable for, and, to the Knowledge of Company, has not been threatened with any obligation or liability under Environmental Law for any investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over under or at the Real Property. None of the Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (?CERCLA?), 42 U.S.C.?9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state. Company has not received any notice, whether oral or written, from any Governmental Authority or third party of any actual or threatened liabilities under Environmental Law with respect to the Real Property, the Stations, or the conduct of Company?s business.

          (f) To the Knowledge of the Company, there are no conditions existing at the Real Property that require remedial or corrective action, removal or closure pursuant to Environmental Law.

          (g) Company has all the material permits, authorizations and approvals necessary for the conduct of its Business and for the operations on, in or at the Real Property which are required under applicable Environmental Law and is in compliance in all material respects with the terms and conditions of all such permits, authorizations and approvals, and to the Knowledge of Company, Company is capable of continued operation in compliance with Environmental Law.

          (h) Company has provided to Buyer all environmental reports, assessments, audits, studies, investigations, data and other written environmental information in its custody, possession or control concerning the Real Property.

          (i) The operation of the Stations does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the standards adopted by the FCC in 1996 and explained in OET Bulletin 65, Edition 97-01.

     5.13. COMPLIANCE WITH LAW. Except as disclosed in Schedule 5.13 and except for matters pertaining to Environmental Law, which are addressed in Section 5.12, there is no outstanding complaint, citation, or notice issued by any Governmental Authority asserting that Company is in violation of any law, regulation, rule, ordinance, order, decree or other material requirement of any Governmental Authority (including any applicable statutes, ordinances or codes relating to zoning and land use, occupational safety and the use of electric power) affecting the Business or operations of the Stations, and Company is in material compliance with all such laws, regulations, rules, ordinances, decrees, orders and requirements. Without limiting the foregoing:

          (a) The Stations' transmitting and studio equipment is in material respects operating in accordance with the terms and conditions of the FCC Licenses, all underlying construction permits, and the rules, regulations, practices and policies of the Commission, including all requirements concerning equipment authorization and human exposure to radio frequency radiation.

          (b) Company has, in the conduct of the Business, materially complied with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of social security and similar taxes, and Company is not liable for any arrears of wages or any tax penalties due to any failure to comply with any of the foregoing.

          (c) All ownership reports, employment reports, and other material documents required to be filed by Company with the Commission or other Governmental Authority have been filed; such reports and filings are accurate and complete in all material respects; such items as are required to be placed in the Stations' local public inspection files have been placed in such files; all proofs of performance and measurements that are required to be made by Company with respect to the Stations' transmission facilities have been completed and filed at the Stations; and all information contained in the foregoing documents is true, complete and accurate.

          (d) Company has paid to the Commission the regulatory fees due for the Stations for the years 1994-97.

     5.14. LITIGATION. Except for proceedings affecting radio broadcasters generally and except as set forth on Schedule 5.14, there is no litigation, complaint, investigation, suit, claim, action or proceeding pending, or to the Knowledge of Company, threatened before or by the Commission, any other Governmental Authority, or any arbitrator or other person or entity relating to the Business or the operations of the Stations. Except as set forth on Schedule 5.14, there is no other litigation, action, suit, complaint, claim, investigation or proceeding pending, or to the Knowledge of Company, threatened that may give rise to any claim against the Business or Shares or adversely affect Shareholder's ability to consummate the Transaction as provided herein. Company is not aware of any facts that could reasonably result in any such proceedings.

     5.15. INSOLVENCY PROCEEDINGS. No insolvency proceedings of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, are pending or, to the Knowledge of Company, threatened against the Company. Company has not made an assignment for the benefit of creditors.

     5.16. SALES AGREEMENTS. Except as set forth in Schedule 5.16, the Sales Agreements in existence on the date hereof have been entered into in the ordinary course of the Business, at rates consistent with Company's usual past practices and each Sales Agreement is for a term no longer than 10 weeks or, if longer, is terminable by the Company upon not more than 15 days notice.

     5.17. SUFFICIENCY OF ASSETS. The assets of the Business are and, on the Closing Date will be, sufficient to conduct the operation and business of the Stations in the manner in which they have been conducted and are being conducted as of the date of this Agreement.

     5.18.  CERTAIN  INTERESTS  AND  RELATED  PARTIES.  Except  as set  forth in
Schedule 5.18, (i) no Shareholder has any material interest in any assets used in or pertaining to the Business, nor is indebted or otherwise obligated to Company; (ii) Company is not indebted or otherwise obligated to any Shareholder or others except for amounts due under normal arrangements as to salary or reimbursement of ordinary business expenses not unusual in amount or significance; (iii) neither Company nor any Shareholder, officer or director of Company has any interest whatsoever in any corporation, firm, partnership or other business enterprise which has had any business transactions with Company relating to the Business or the Stations; and (iv) no Shareholder of Company has entered into any transaction with Company relating to the Business or the Stations. The consummation of the transactions contemplated by this Agreement will not (either alone, or with the occurrence of any termination or constructive termination of any arrangement, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from Company to Shareholders.

     5.19. TAXES. Except as disclosed on Schedule 5.19, Company is not a party to any pending action or proceeding and, to the Knowledge of Company, there is no action or proceeding threatened by any Governmental Authority against Company for assessment or collection of any Taxes, and no unresolved claim for assessment or collection of any Taxes has been asserted against Company.

     5.20. BROKER. There is no broker or finder or other person other than John Pierce of Force Communications, Inc. who would have any valid claim against the Company or the Shareholders for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by Company. Sellers will pay Pierce's fees from the Purchase Price.

     5.21. SUBSIDIARIES. The Company does not have any subsidiaries, does not hold title to the stock of any other corporation, is not a party to any joint venture agreement and does not have an interest in any general or limited partnership or any other entity.

     5.22. STOCK. The authorized capital stock of Company consists of 800 shares of Class A Common Stock and 24,000 shares of Class B Common Stock. There are 800 shares of issued and outstanding Class A Common Stock and 20,070.55 shares of issued and outstanding Class B Common Stock of the Company, all of which are owned by Shareholders. And, except as described herein, there are no other shares of capital stock of the Company either authorized or issued. Each Shareholder has good and marketable title to and complete ownership of the Shares as set forth in Schedule 4.2, free and clear of any Encumbrance. Except with respect to this Agreement among Company, Shareholders and Buyer and except for certain shares which may be issued to Wendell T. Arnold and certain shares which may be issued to Janice Hall between now and Closing, there are no outstanding stock options or stock appreciation rights granted by Company exercisable now or in the future. The Company has no outstanding subscriptions, warrants, calls, commitments or agreements to issue or to repurchase any shares of its stock or other securities, including any right of conversion or exchange under any outstanding security or other instrument. There are no unsatisfied preemptive rights in respect of the Shares.

     5.23. PROPERTY. Schedule 5.23(a) lists the material tangible personal property of the Company. The Company has and will have at the Closing good, marketable and indefeasible title to all such property, free and clear of all Encumbrances of any nature, whatsoever, except for (i) Encumbrances disclosed on
Schedule 5.23(a) which will be discharged on or before the Closing Date, (ii) Permitted Encumbrances, and (iii) those permitted by agreement between the parties. Shareholders make no representations concerning the condition of the property, except that with the exception of normal wear and tear the property will be in as good condition on the Closing Date as of the date of this Agreement. Certain personal items may be withdrawn from the Company by the Shareholders prior to the Closing. These items are fully described in Schedule 5.23(b), attached.

     5.24. CORPORATE RECORDS. The corporate records of Company have been made available to Buyer, and so far as such materials are material and relevant to Buyer, accurately represent the status of Company.

     5.25.  PROMOTIONAL RIGHTS. The Intellectual  Property set forth on Schedule
5.25 includes all call signs and trademarks that Company holds title to and that are used to promote or identify the Stations. Except as set forth on Schedule 5.25, to the Knowledge of Company there is no infringement or unlawful or unauthorized use of those promotional rights, including the use of any call sign, slogan or logo by any broadcast or cable stations in the metropolitan Detroit area that may be confusingly similar to those currently used by the Stations. Except as set forth on Schedule 5.25, to the Knowledge of Company, the operations of the Stations do not infringe, and no one has asserted to Company that such operations infringe, any copyright, trademark, trade name, service mark or other similar right of any other party.

     5.26. INDEBTEDNESS. Subject to using a portion of the Purchase Price to satisfy Indebtedness of the Company, as of Closing, and except as disclosed in
Schedule 5.26, the Company will have no Indebtedness and there will be no Encumbrances on its assets, except for Permitted Encumbrances and except for Encumbrances caused by the Buyer.

     5.27. TRADE BALANCE. The Trade Balance, if negative, will not exceed Thirty Thousand Dollars ($30,000), at Closing.

     5.28. NO MISLEADING STATEMENTS. No provision of this Agreement (including the Schedules, Exhibits and Company Documents) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading. All Exhibits and Schedules attached hereto which have been prepared and delivered by the Shareholders are materially accurate and complete as of the date hereof. No person has been authorized by the Shareholders or Company to make any representation or warranty relating to the Shareholders, Company, the Business, the Stations or otherwise in connection with this Agreement or the Transaction except as set forth in this
Section 5 and, if made, any such representation or warranty must not be relied upon as having been authorized by the Shareholders or Company. Notwithstanding anything to the contrary contained in this Agreement or in any of the Exhibits, or Schedules, any information disclosed in one Exhibit or Schedule shall be deemed to be disclosed in this Agreement and in all Exhibits and Schedules.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDERS REGARDING THE SHARES. Shareholders hereby jointly and severally make to and for the benefit of Buyer, the following representations, warranties and covenants:

     6.1. BINDING EFFECT. This Agreement has been duly and validly executed and delivered by each Shareholder to Buyer, each Shareholder has the authority to enter into and to execute this Agreement without further action or approval of any party or Governmental Authority and it constitutes a legal, valid and binding obligation of each Shareholder, enforceable against each of them in accordance with its terms, subject to bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and similar laws relating to or affecting creditors, and other obligees' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Each trustee and executor representing a Shareholder is duly and lawfully appointed to act on behalf of the Shareholder and to execute and perform this Agreement.

     6.2. NO VIOLATION. None of (i) the execution, delivery and performance by any Shareholder of this Agreement or any of Company Documents; (ii) the consummation of the Transaction; or (iii) Shareholder's compliance with the terms or conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms or conditions of, constitute a default under, or violate (a) organizational documents governing any Shareholder, (b) any judgment, decree, order, consent, agreement, lease or other instrument to which any Shareholder is a party or by which any Shareholder may be legally bound or affected, or (c) any law, rule, regulation or ordinance of any Governmental Authority applicable to any Shareholder.

     6.3. OWNERSHIP OF STOCK. Shareholders hold title to 800 shares of Class A Common Stock and 20,070.55 shares of Class B Common Stock as set forth on
Schedule 4.2. Such Shares, which represent all issued and outstanding shares, are owned free and clear of any Encumbrances. The Shares are validly issued, fully paid and nonassessable. There are no outstanding stock options or stock appreciation rights granted by any Shareholder to any person or entity exercisable now or in the future except for certain shares which may be issued to Wendell T. Arnold and certain shares which may be issued to Janice Hall between now and Closing. All shares owned by Shareholders, including those to be issued to Wendell T. Arnold and Janice Hall, shall be delivered to Buyer at
Closing duly endorsed in blank. No Shareholder has any outstanding subscriptions, warrants, calls, commitments or agreements to issue or to repurchase any shares of his stock or other securities, including any right of conversion or exchange under any outstanding security or other instrument. There are no unsatisfied preemptive rights to which any Shareholder is entitled and any preemptive rights accorded any Shareholder pursuant to the Articles of Incorporation or any other corporate document is hereby forever waived by Shareholders for purposes of this Agreement.

     6.4. COOPERATION. Shareholders acknowledge that this Agreement requires that the Company take or refrain from taking certain actions. Shareholders agree to take those steps which are necessary to cause the Company to take or refrain from taking those actions.

7. BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Buyer hereby makes to and for the benefit of Company and Shareholders, the following representations, warranties and covenants:

     7.1. EXISTENCE AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority (a) to own, lease and use its properties and assets, (b) to conduct its business and operations as currently conducted, and
(c) to execute and deliver this Agreement and each other document, agreement and instrument to be executed and delivered by Buyer in connection with this Agreement (collectively, the "Buyer Documents"), and to perform and comply with all of the terms and obligations hereunder and thereunder. There is no pending or, to the Knowledge of Buyer, threatened proceeding for the dissolution, liquidation, insolvency of Buyer.

     7.2. BINDING EFFECT. The execution, delivery and performance by Buyer of this Agreement, and each other document, agreement and instrument to be executed and delivered by Buyer in connection with this Agreement (collectively, the "Buyer Documents") has been or will be duly authorized by all necessary corporate action, and copies of those authorizing resolutions, certified by Buyer's Secretary shall be delivered to Shareholders at Closing and no other corporate action by Buyer is required for Buyer's execution, delivery and performance of this Agreement or any of the Buyer Documents. This Agreement has been, and each of the Buyer Documents will be, duly and validly executed and delivered by Buyer to Shareholders and constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and similar laws relating to or affecting creditors' and other obligees' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

     7.3. NO VIOLATION. None of (i) the execution, delivery and performance by Buyer of this Agreement or any of the Buyer Documents; (ii) the consummation of the Transaction; or (iii) Buyer's compliance with the terms and conditions hereof or of the Buyer Documents will, (a) contravene any provision of the Certificate or Articles of Incorporation or Bylaws of Buyer, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Buyer, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material contract which is applicable to, binding upon or enforceable against Buyer, or (d) to the Knowledge of Buyer require consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other person, except pursuant to the Communications Act and the Hart-Scott-Rodino Act.

     7.4. LITIGATION. There is no litigation, action, suit, complaint, proceeding or investigation, pending or, to the Knowledge of Buyer, threatened that may adversely affect Buyer's ability to consummate the Transaction as provided herein. Buyer is not aware of any facts that could reasonably result in any such proceedings.

     7.5. LICENSEE QUALIFICATIONS. To the Knowledge of Buyer there is no fact that would, under the rules and regulations of the Commission, disqualify Buyer from being the transferee of the Shares or the owner and operator of the Stations. Should Buyer become aware of any such fact, it will so inform Company, and Buyer will use commercially reasonable efforts to remove any such disqualification. Buyer will not take any action that Buyer knows, or has reason to believe, would result in such disqualification.

     7.6. HART-SCOTT-RODINO FILING. Buyer is solely responsible for all costs of any kind, whatsoever, related to any filing which may be required under the Hart-Scott-Rodino Act.

     7.7. SUFFICIENT INFORMATION. Buyer has received sufficient information to assess the merits and risks of the Transaction. However, no such receipt of information or assessment shall relieve Shareholders of any obligation with respect to any representation, warranty or covenant in this Agreement or waive any condition to Buyer's obligations under this Agreement.

     7.8. SECTION 338 ELECTION. Buyer agrees that on and after the Closing Date it shall not make any election under Section 338 of the Code with respect to the transactions contemplated hereby.

     7.9 NO COMMISSIONS. Buyer has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the Transaction contemplated hereby for which Company or the Shareholders may have any liability or obligation.

     7.10 FINANCIAL INFORMATION. Buyer has delivered to Sellers the financial statements of Buyer as of and for the periods ended December 31, 1996 and September 30, 1997 (collectively, the "Buyer's Financial Statements"). The Buyer's Financial Statements fairly present in all material respects the financial position of Buyer at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP (except, as noted therein) consistently applied throughout the periods indicated (subject, in the case of unaudited statements, to normal audit adjustments and lack of footnotes and other presentation items).

     7.11 NO MISLEADING STATEMENTS. No provision of this Agreement relating to Buyer or Buyer Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading.

8. COVENANTS WITH RESPECT TO CONDUCT OF THE COMPANY AND SHAREHOLDERS.

     8.1. ACCESS. Between the date hereof and the Closing Date, Company shall give Buyer and representatives of Buyer reasonable access to the Business, the Stations, the employees of Company and the books and records of Company relating to the Business and the operation of the Stations. It is expressly understood that, pursuant to this Section, Buyer, at its expense, shall be entitled to conduct such engineering inspections of the Stations, surveys of the Studio Site and the WCHB(AM), WCHB-FM and WJZZ(AM) Transmitter Sites and such reviews of Company's financial records as Buyer may desire, so long as the same do not unreasonably interfere with Company's operation of the Business. No inspection or investigation made by or on behalf of Buyer, or Buyer's failure to make any inspection or investigation, shall affect Shareholders' representations, warranties and covenants hereunder or be deemed to constitute a waiver of any of those representations, warranties and covenants. Notwithstanding anything in the foregoing which may appear to the contrary, no inspection shall take place, except with the prior consent of the President of the Company and on the reasonable terms and conditions set by the President of the Company.

     8.2. MATERIAL ADVERSE CHANGES;  FINANCIAL  STATEMENTS.  Through the Closing
Date:

          (a) Shareholders or Company shall promptly notify Buyer of any event of which they obtain knowledge which has caused or is likely to cause a material adverse change to the Business.

          (b) Shareholders or Company shall furnish to Buyer (i) within 30 days of the end of each month, such income statements and balance sheets routinely prepared for Company each month; and (ii) such other reports that may be prepared for and relating to the Company as Buyer may reasonably request. Each of the financial statements delivered pursuant to this Section 8.2(b) shall be prepared in accordance with GAAP consistently applied during the periods covered (except as disclosed therein).

          (c) Shareholders or Company shall promptly furnish to Buyer all Tax Returns or excerpts thereof filed with any Governmental Authority relating to Company.

         8.3. CONDUCT OF BUSINESS. Between the date that this Agreement is executed and the Closing Date, Shareholders and Company covenant and agree that neither Company nor Shareholders shall without the prior written consent of Buyer, such consent not to be unreasonably withheld:

          (a) conduct the Business in any manner except in the ordinary course consistent with past practices;

          (b) issue, sell, assign, deliver, transfer, split, reclassify, combine or otherwise adjust, or pledge any stock, bonds or other securities of which Company is the issuer (whether authorized and unissued or held in treasury), or grant or issue any options, warrants or other rights (including convertible securities) calling for the issue thereof, except for (i) those shares to be issued to Wendell T. Arnold and Janice Hall between now and the Closing, or (ii) shares to be assigned or transferred by Dr. Wendell F. Cox solely for estate planning purposes or for the purpose of making charitable gifts provided that:
(w) such  assignment  or transfer  does not cause any tax liability to Buyer and
(x) such assignment or transfer does not impair Buyer's right pursuant to the terms of this Agreement to acquire 100% of the outstanding and issued Shares of the Company free and clear of all Encumbrances at Closing for the Purchase Price and (y) no such assignment or transfer releases Dr. Cox of responsibility for the representations, warranties and covenants contained in this Agreement and
(z) contemporaneous with such assignment or transfer the assignee or transferee executes an agreement making representations contained in Sections 6.1, 6.3 and
6.4 of this Agreement and agreeing to be bound by this Agreement as a Shareholder (hereinafter a "Joinder Agreement").

          (c) borrow any funds or incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except with respect to trade payables arising in the ordinary course of business and consistent with past amounts and practice and to amounts permitted by the construction described in Sections 8.10(b) and (c) as further described in Schedule 5.26 and to Indebtedness incurred in the ordinary course of business and paid in full at Closing pursuant to Section 9.2(c);

          (d) except for Permitted Encumbrances mortgage or pledge any of Company?s assets, tangible or intangible unless such mortgage or pledge is discharged in full at Closing pursuant to Section 9.2(c);

          (e) except in the ordinary course of business, sell, lease, exchange or otherwise transfer, or agree to sell, lease, exchange or otherwise transfer, any of Company?s assets, property or rights or cancel any debts or claims;

          (f) grant any right of first refusal, option or similar contract to purchase any of the assets, property or rights used in the Business or held by Company;

          (g) except in the ordinary course of business or as required by Law, make or agree to any material amendment to or termination of any FCC License relating to the Business or to which Company is a party;

          (h) except as required by Law, adopt any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, severance or other employee benefit plan, payment or arrangement or enter into any employment, consulting or management contract inconsistent with Section 8.3(p)(iii);

          (i) grant any increase in salary, compensation or bonuses to any employees of the Stations other than (a) salary, compensation, payments or bonuses to Wendell T. Arnold and/or Janice Hall under the Arnold Employment Agreement and the Arnold and Hall Incentive Stock Agreements previously disclosed to Buyer or (b) salary, bonuses or other compensation which are payable on or prior to the Closing Date and which do not include any contractual obligations of the Company after the Closing Date (except as otherwise disclosed in Schedule 5.8 with respect to existing employment agreements).

          (j) merge or consolidate with any other corporation, acquire control of any other corporation or business entity, or take any steps incident to, or in furtherance of, any of such actions, whether by entering into an agreement providing therefore or otherwise;

          (k) make any tax election inconsistent with past practice or Buyer's interests, or except as required by Law or GAAP, make any material alteration in the manner of keeping its books, accounts or records, or in the accounting practices therein reflected;

          (l) solicit, either directly or indirectly, initiate, encourage or accept any offer for the purchase or acquisition of the Business, Company or any of their respective assets by any party other than Buyer;

          (m) set aside or pay any dividend which would impair the Seller's obligation to have at least Three Hundred Thousand Dollars ($300,000) in cash in the Company's accounts on the day of Closing or purchase or otherwise acquire any of Company?s capital stock or otherwise acquire any rights or options to acquire the capital stock;

          (n) amend or alter the Certificate of Incorporation or Bylaws or other charter documents of Company;

          (o) enter into, extend (except as required by the terms thereof) or amend any Material Contract, other than with respect to contracts for the purchase, production, distribution or licensing of programming in the ordinary course of business and consistent with prior practice;

          (p) enter into any other transactions involving liabilities or obligations of more than $17,500.00 on the part of Company other than obligations arising in connection with: (i) construction of Station WJZZ (AM) at Kingsley or (ii) construction of the improvements at WCHB (AM) consistent with budgets reviewed and approved by Buyer or (iii) the employment of an employee whose annual salary does not exceed $50,000, except that the Company shall be permitted to enter into a transaction involving employment of an employee whose annual salary exceeds $50,000 if the Shareholders agree to be responsible for all amounts due the employee after the Closing Date.

          (q) terminate without comparable replacement or fail to renew any insurance coverage applicable to the assets or properties of Company where such failure could have a material adverse effect on the Business;

          (r) compromise or settle any claims or rights for or having a value, in excess of $50,000.00 without the written consent of Buyer, such consent not to be unreasonably withheld;

          (s) take any action or fail to take any action that would cause the Shareholders to breach the representations, warranties and covenants contained in this Agreement;

          (t) disburse in any manner any of the proceeds of the sale of the Company's assets including, but not limited to, the sale of real property at Inkster, Michigan or the sale of Station WJZZ (AM), or count any of the proceeds of the sale of the Company's assets toward the $300,000 in cash that the Company's accounts must contain at Closing pursuant to Section 9.2(h);

          (u) with respect to WJZZ (AM): (i) enter into an agreement with any party for the sale of the station without the written consent of Buyer, such consent not to be unreasonably withheld or (ii) commence construction of the modified facility of the station at Kingsley in a manner inconsistent with
Section 8.10(c);

          (v) create any Accounts Receivable that are not bona fide or settle or compromise any Accounts Receivable except in the ordinary course of business and consistent with past practice;

          (w) enter into any transaction which would constitute an Accounts Payable except in the ordinary course of business and consistent with past practice; or

          (x) dismiss or modify in a material adverse manner the construction permit for Station WCHB(AM) which authorizes nighttime facilities operating at 15 kw.

     8.4. DAMAGE.

          (a) RISK OF LOSS. The risk of loss or damage, confiscation or condemnation of the Business, the Stations and all associated assets shall be borne by Shareholders at all times prior to Closing. In the event of material loss or damage, Shareholders shall promptly notify Buyer thereof and Shareholders will cause the Company to use its best efforts to repair, replace or restore the lost or damaged property to its former condition as soon as possible. If the cost of repairing, replacing or restoring any lost or damaged property is Ten Thousand Dollars ($10,000) or less, and Company has not repaired, replaced or restored such property prior to the Closing Date, Closing shall occur as scheduled and Buyer may deduct from the Purchase Price paid at Closing the amount necessary to restore the lost or damaged property to its former condition. If the cost to repair, replace, or restore the lost or damaged property exceeds Ten Thousand Dollars ($10,000), and Company has not repaired, replaced or restored such property prior to the Closing Date to the reasonable satisfaction of Buyer, Buyer may, at its option:

            (1) elect to consummate the Closing in which event Buyer may deduct from the Purchase Price paid at Closing the amount necessary to restore the lost or damaged property to its former condition in which event Shareholders shall be entitled to all proceeds under any applicable insurance policies with respect to such claim; or

            (2) elect to postpone the Closing, with prior consent of the Commission if necessary, for such reasonable period of time (not to exceed ninety (90) days) as is necessary for Company to repair, replace or restore the lost or damaged property to its former condition.

            If, after the expiration of such extension period the lost or damaged property has not been fully repaired, replaced or restored to Buyer's satisfaction, Buyer may terminate this Agreement, in which event the Initial Escrow Deposit and all interest earned thereon shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder.

          (b) FAILURE OF BROADCAST TRANSMISSIONS. Shareholders shall give prompt written notice to Buyer if any of the following (a "Specified Event") shall occur and continue for a period of more than eight (8) hours: (i) the transmission of the regular broadcast programming of any Station other than WJZZ
(AM) in the normal and usual manner is interrupted or discontinued; or (ii) any Station is operated at less than its licensed antenna height above average terrain or at less than eighty percent (80%) of its licensed effective radiated power. If, prior to Closing, any Station has not operated at its licensed power and or height (other than pursuant to variances allowed by the FCC's rules, authorizations for use of auxiliary transmitting facilities and/or authorizations connected with the construction of WJZZ (AM) and the improvements at WCHB (AM)) for more than thirty-six (36) hours (or, in the event of force majeure or utility failure affecting generally the market served by the Station, ninety-six (96) hours), whether or not consecutive, during any period of thirty
(30) consecutive days, or if there are three (3) or more Specified Events each lasting more than eight (8) consecutive hours, then Buyer may, at its option:
(i) terminate this Agreement; or (ii) proceed in the manner set forth in Section 8.4(a)(1) or 8.4(a)(2). In the event of termination of this Agreement by Buyer pursuant to this Section, the Initial Escrow Deposit together with all interest accrued thereon shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder.

          (c) RESOLUTION OF DISAGREEMENTS. If the parties are unable to agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section, the disagreement shall be referred promptly to a qualified consulting communications engineer mutually acceptable to Shareholders and Buyer, whose decision shall be final, and whose fees and expenses shall be paid one-half each by Company, or by Shareholders if such resolution is initiated after the Closing, and Buyer.

     8.5. ADMINISTRATIVE VIOLATIONS. If Company receives any finding, order, complaint, citation or notice prior to Closing which states that any aspect of the Business' operation violates or may violate any rule, regulation or order of the Commission or of any other Governmental Authority (an "Administrative Violation"), including, any rule, regulation or order concerning environmental protection, the employment of labor or equal employment opportunity, Shareholders will cause the Company to promptly notify Buyer of the Administrative Violation and to use its best efforts to remove or correct the Administrative Violation, and be responsible prior to Closing for the payment of all costs associated therewith, including any fines or back pay that may be assessed.

     8.6. CONTROL OF STATION. The Transaction shall not be consummated until after the Commission has given its written consent thereto and between the date of this Agreement and the Closing Date, Shareholders shall control, supervise and direct the operation of the Stations.

     8.7. COOPERATION WITH RESPECT TO FINANCIAL AND TAX MATTERS. Between the date hereof and the Closing Date, Sellers shall cause the Company, at its own expense, to cause Deloitte & Touche to prepare the audited Financial Statement for 1997. Buyer shall be permitted to disclose the audited Financial Statements for 1994, 1995, 1996 and 1997, including disclosure in any reports filed by the Buyer with any Governmental Authority, but only for the purpose of obtaining financing for this Transaction, receiving approval from the FCC or approval under the Hart-Scott-Rodino Act, or satisfying any reporting requirements to comply with Federal or State securities' laws. Buyer shall use commercially reasonable efforts not to otherwise make public disclosures of the Financial Statements.

     8.8. CLOSING OBLIGATIONS. Company, Shareholders and Buyer shall make commercially reasonable efforts to satisfy the conditions precedent to Closing.

     8.9. ENVIRONMENTAL ASSESSMENT. Within sixty (60) days after filing the Transfer of Control Application, Buyer may engage, at its expense, an environmental assessment firm to perform a Phase I and Phase II Environmental Assessment of the Company Real Property and Shareholder Real Property. Company and Shareholders agree to cooperate and Company agrees to cooperate with Buyer and such firm in performing such Environmental Assessment. Buyer shall provide a copy of such Environmental Assessment to Company and Shareholders but such delivery shall not relieve Shareholders of any obligation with respect to any representation, warranty or covenant in this Agreement or waive any condition to Buyer?s obligations under this Agreement.

     8.10. CONSTRUCTION OF NEW FACILITIES.

          (a) Company and Shareholders shall cooperate in permitting Buyer, its representatives and agents, access to the facilities being constructed to operate Station WCHB(AM) at 50 kw daytime and 15 kw nighttime, and to operate Station WJZZ(AM) at Kingsley, including but not limited to, information concerning the proposed construction equipment, cost estimates and timetable consistent with Schedule 5.26.

          (b) All costs associated with the construction of modified facilities for Station WCHB(AM) will be paid for by Buyer and, to that end, the Company will pay all such costs and the Purchase Price will be increased dollar for dollar to take into account such payments. During the first one hundred thirty five days (135) following the date of this Agreement, Shareholders and Buyer will consult with each other and reach mutual agreement before incurring costs related to the construction of the aforesaid facilities. If, however, the transactions contemplated by this Agreement are not consummated within one hundred thirty five (135) days after the date of this Agreement, the Company shall be free to go forward with construction in a reasonable and prudent manner, using its own best judgment. Buyer and Sellers agree that E. Harold Munn, Jr. & Associates, Inc. (an entity with which Mr. Munn is no longer affiliated), will be the contractor for the construction of the facilities described in this Section.

          (c) All costs associated with the construction of the facilities for Station WJZZ(AM) at Kingsley will be paid for by Buyer and, to that end, the Company will pay all such costs and the Purchase Price will be increased dollar for dollar to take into account such payments. During the first one hundred thirty five days (135) following the date of this Agreement, Shareholders and Buyer will consult with each other and reach mutual agreement before incurring costs related to the construction of the aforesaid facilities. If, however, the transactions contemplated by this Agreement are not consummated within one hundred thirty five (135) days after the date of this Agreement, the Company shall be free to go forward with construction in a reasonable and prudent manner, using its own best judgment. Buyer and Sellers agree that E. Harold Munn, Jr. & Associates, Inc. (an entity with which Mr. Munn is no longer affiliated), will be the contractor for the construction of the facilities described in this Section.

     8.11. PIRATE RADIO STATION. Shareholders shall cause Company to use its best commercially reasonable efforts to cause the pirate radio station broadcasting on 106.3 MHz, which is causing interference to Station WCHB-FM, to cease operations or reduce power sufficiently to eliminate the interference.

9. CONDITIONS PRECEDENT.

     9.1. MUTUAL CONDITIONS. The respective obligations of Buyer, Shareholders and Company to consummate the Transaction are subject to the satisfaction of each of the following conditions:

          (a) APPROVAL OF TRANSFER OF CONTROL APPLICATION. The Commission shall have granted the Transfer of Control Application, and such grant shall be in full force and effect on the Closing Date.

          (b) ABSENCE OF LITIGATION. As of the Closing Date, no litigation, action, suit or proceeding enjoining, restraining or prohibiting the consummation of the Transaction shall be pending before any court, the Commission or any other Governmental Authority or arbitrator; provided, however, that this Paragraph may not be invoked by a party if any such litigation, action, suit or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such party.

     9.2. ADDITIONAL CONDITIONS TO BUYER'S OBLIGATION.

     In addition  to the  satisfaction  of the mutual  conditions  contained  in
Section 9.1, the obligation of Buyer to consummate the Transaction is subject, at Buyer's option, to the satisfaction or waiver by Buyer of each of the following conditions:

          (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Shareholders to Buyer shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made, except to the extent that any representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true in all material respects as of such date; provided that breach of the representation and warranties set forth in Section 5.27 shall not constitute a failure to satisfy the conditions of this Section 9.2, but rather shall result in a reduction of the Purchase Price on a dollar-for-dollar basis as provided for in Section 9.2(w) and provided further that a breach of any representation or warranty shall not constitute a failure of the condition contained in this Section 9.2(a) if such breach, either alone, or in conjunction with all other breaches, has not had, and would not reasonably be expected to have, a material adverse effect and, to the extent there is no material adverse effect, the Shareholders shall indemnify the Buyer for any such breach pursuant to Section 10.1(a).

          (B) COMPLIANCE WITH CONDITIONS. Except for any breach of the obligations regarding cash and Accounts Receivable under Section 4.2(c), which is addressed in Section 9.2(h), all of the material terms, conditions and covenants to be complied with or performed by Shareholders or performed by the Company at the request of the Shareholders on or before the Closing Date under this Agreement and Company Documents shall have been duly complied with and performed in all material respects.

          (C) DISCHARGE OF LIENS.

            (1) Company shall have obtained and delivered to Buyer, at Company's expense, at least 10 days prior to Closing, a report prepared by C.T. Corporation System (or similar firm reasonably acceptable to Buyer) showing the results of searches of lien, tax, judgment and litigation records in the State of Michigan and Bay, Oakland, Saginaw, Traverse and Wayne Counties, demonstrating that the Company, Real Property, Shares and Business are free and clear of all liens, security interests and encumbrances except for Permitted Encumbrances and except for liens and Indebtedness which shall be discharged at Closing by Shareholders using the proceeds from the Purchase Price and that there are no judgments or pending litigation. The record searches described in the report shall have taken place no more than 15 days prior to the Closing Date.

            (2) Subject to using a portion of the Purchase Price for payment of all Indebtedness of the Company, Company shall have no Indebtedness except for the Permitted Encumbrances and Permitted Indebtedness and shall have received a certificate, dated the Closing Date, and signed by the President of Company to the effect that Company has no such Indebtedness. Buyer shall also have received such releases and UCC termination statements as it may reasonably request in connection with the discharge of any such Indebtedness.

          (D)  THIRD-PARTY  CONSENTS.   Shareholders  shall  have  obtained  any
requisite third-party consents and approvals which may be necessary for Shareholders to consummate the Transaction.

          (E) ESTOPPEL CERTIFICATES. At Closing, Company shall deliver to Buyer a certificate executed by the other party to each Material Contract, including the landlord under the leases of the Studio Site and WCHB-FM Transmitter Site dated no more than 15 days prior to the Closing Date, stating (i) that such Material Contract is in full force and effect and has not been amended or modified; (ii) the date to which all rent and/or other payments due thereunder have been paid; (iii) that Company is not in breach or default under such Material Contract, and that no event has occurred that, with notice or the passage of time or both, would constitute a breach or default thereunder by Company.

          (F) NO MATERIAL ADVERSE CHANGE. Neither the Stations nor the Business shall have suffered a material adverse change since the date of this Agreement, and there shall have been no changes since the date of this Agreement in the business, operations, condition (financial or otherwise), properties, assets or liabilities of Company, except changes specifically required by this Agreement and changes which are not (either individually or in the aggregate) materially adverse to Company, the Business or the Stations.

          (G) FINANCIAL STATEMENTS. The financial information set forth in the Station's Financial Statements for the year ending December 31, 1997, and for the period ending thirty (30) days prior to the Closing Date fairly and accurately reflect the financial performance and results of operation of the Business and the Stations for those periods.

          (H) CASH AND ACCOUNTS RECEIVABLE MINIMUMS. Company shall have delivered to Buyer at least five (5) days prior to Closing, (i) a pre-closing balance sheet as of the date which is five (5) days before the Closing Date and
(ii) a good faith estimate calculated in accordance with the Company?s normal and customary practice of the Company?s Accounts Receivable and cash balance as of the Closing Date. In the event that the Company fails to have bona fide Accounts Receivable in the sum of at least Five Hundred Thousand Dollars ($500,000.00) and a cash balance in U.S. Dollars of at least Three Hundred Thousand Dollars ($300,000.00), as required by Section 4.2(c), Buyer shall still be required to close, but the Purchase Price will be reduced dollar for dollar by the amount of the deficiency.

          (I) OPINION OF COMPANY'S COUNSEL. At Closing, Shareholders shall deliver to Buyer the written opinion or opinions of Company's FCC and corporate counsel dated the Closing Date, substantially in the form attached hereto as
Exhibit 3.

          (J) FINAL ORDER. The Commission's action granting the Transfer of Control Application shall have become a Final Order.

          (K) CLOSING DOCUMENTS. At the Closing, Company and each Shareholder shall deliver to Buyer (i) such instruments of conveyance as are reasonably necessary pursuant to law to vest in Buyer title to the Shares, all of which documents shall be dated as of the Closing Date, duly executed by Company and/or Shareholders and in form acceptable to Buyer; (ii) such Deeds and other instruments of conveyance as are reasonably necessary pursuant to law to vest in Buyer title to the Shareholder Real Property; (iii) a certificate, dated the Closing Date, executed by Company's President certifying as to those matters set forth in Section 9.2(a).

          (L) RESIGNATION OF DIRECTORS AND OFFICERS. All the directors and officers of Company identified in an Incumbency Certificate executed by the President shall have submitted their resignations in writing to Company. Such resignations shall be effective as of the Closing Date.

          (M) STOCK CERTIFICATES. Buyer shall receive at Closing duly executed stock certificates duly endorsed in blank documenting transfer of the Shares to Buyer, including stock certificates evidencing the shares to be issued to Wendell T. Arnold and Janice Hall between now and the Closing, free of any Encumbrances.

          (N) CORPORATE RECORDS. Buyer shall receive at Closing the original corporate records of Company, original copies of the Stations' Records, and original documents evidencing the security interest held by Company in assets acquired by Frankenmuth Broadcasting and used in the operation of Station WKNX(AM), Bay City, Michigan.

          (O) CASH. The Company shall have at Closing the cash received by the Company from the sale of assets, including cash received from the sale of assets described in Section 8.3(t) and cash received by Dr. Wendell F. Cox and the Estate of Mary L. Bell for the sale to Great Lakes Radio, Inc. of portions of the real property described in Section 5.11(a), such cash to be in addition to the $300,000 in cash described in Section 4.2(c).

          (P) ENVIRONMENTAL REMEDIATION.Company shall have cured, to Buyer's satisfaction, any deficiency identified in the Environmental Assessment, provided that in no event shall Company or Shareholders be required to affect any cure except to the extent any Hazardous Substances would give rise to liability under Environmental Law as they apply to the present use of the Real Property, and provided further that Shareholders shall not be required to expend more than One Hundred Thousand Dollars ($100,000) to cure such deficiency.

          (Q) TITLE INSURANCE. Buyer shall have obtained, at Sellers' expense, ALTA extended form title insurance policies insuring Buyer's fee simple absolute interest in the Company Real Property and Shareholder Real Property, excluding the real property owned by Cox/Bass and described in Schedule 5.11(b), subject only to: (i) those exceptions expressly accepted by Buyer in writing within thirty (30) days of its receipt of a preliminary commitment of title insurance therefor and (ii) the exception disclosed in Schedule 5.26. Subject to the exceptions described in the preceding sentence, such Title Insurance shall not reveal any defects in title or any encroachments upon the real property by any buildings, structures, or Improvements located on adjoining real estate or any encroachments by the Improvements (including without limitation any guy wires or guy anchors) constructed on the real property onto property not owned by the Company or Shareholders which would have a material adverse effect on Buyer?s use, occupancy and ownership of such real property and shall show that such buildings, structures and Improvements are constructed in conformity with all ?setback? lines, easements, and other restrictions, or rights of record, or that have been established by any applicable building or safety code or zoning ordinance.

          (R) ACCOUNTS PAYABLE. Shareholders shall deliver a document stating that there are no amounts to be paid to vendors whether or not within the normal course of business other than the Accounts Payable, and shall list each amount to be paid, to whom it shall be paid and the date due.

          (S) CONSTRUCTION PERMIT. The construction permit authorizing Station WCHB(AM) to operate at 50 kw daytime and 15 kw nighttime shall be in full force.

          (T) ZONING APPROVAL. Company will have obtained all zoning approvals necessary to construct in accordance with the construction permit described in
Section 9.2(s) on the Real Property described in Section 5.10(a).

          (U)  AUDIT.   Company  shall  have  delivered  an  audited   Financial
Statement, balance sheets and income statements for the fiscal year ending December 31, 1997 prepared by an independent accounting firm.

          (V) ACCOUNTS RECEIVABLE. As of the Closing Date, Company shall have mailed in the ordinary of business and consistent with past practice all bills, statements or invoices for the Accounts Receivable.

          (W) TRADE BALANCE. In the event that the negative Trade Balance exceeds $30,000 ("Excess Trade Balance"), Buyer shall still be required to close, but the Purchase Price will be reduced dollar for dollar by the amount to which the negative Trade Balance exceeds the Excess Trade Balance.

          (X) RADIOFREQUENCY RADIATION. The operation of the Stations does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the standards adopted by the FCC in 1996 and explained in OET Bulletin 65, Edition 97-01.

          (Y) WJZZ (AM) LICENSE. Shareholders shall use their best efforts to preserve the license for Station WJZZ(AM) and shall similarly use their best efforts to see to it that construction of Station WJZZ (AM) is complete and that the Station resumes operations or shall cause the Company to request authority from the FCC either in accordance with the outstanding construction permit or under temporary authority in an effort to resume operations on or before February 3, 1998.

          (Z) KINGSLEY PROPERTY. Company shall own the real property described in Section 5.10(c).

          (AA) TAXES. Company shall have delivered to Buyer ten (10) days prior to Closing a certificate signed by the President of the Company stating that to the Knowledge of the Company, except as disclosed in the certificate, all Tax Returns for the Company that would be due before the Closing Date without filing for an extension have been filed and all Taxes due (except for Taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established and are being maintained), plus any interest and penalties that have been assessed, have been paid in full.

          (BB) COMPENSATION. Company shall have satisfied all amounts due employees for compensation, other than payroll that has accrued but is not yet due to be paid at the time of Closing, whether pursuant to the terms of a written agreement or otherwise, including bonuses and reimbursement of expenses, that have accrued as of the Closing.

          (CC)  CERTIFICATES  OF ARNOLD  AND HALL.  A  certificate  executed  by
Wendell T. Arnold and Janice Hall acknowledging that, (i) the Company has satisfied all amounts due under any Employment Agreement between Mr. Arnold and the Company and Ms. Hall and the Company; and (ii) all obligations under the Incentive Stock Agreements between Mr. Arnold and the Company and Ms. Hall and the Company to purchase or receive shares in the Company have been satisfied, and (iii) the Shareholder Agreements between Mr. Arnold and the Company and Ms. Hall and the Company have been terminated.

          (DD) CONFIDENTIAL INFORMATION. Shareholders will deliver to Buyer all documents or papers (including diskettes or other medium for electronic storage of information) relating to trade secrets or other confidential information relative to the business or any proprietary rights of the Company that are in their possession or under their control without making copies or summaries of any such material.

          (EE) FM STUDIO LEASE. The then owners of the Cox/Bass Real Property shall have entered into a written lease for one year for the real property described in Section 5.11(b) for a monthly rental rate of $1,500 if Buyer does not exercise its option to purchase the real property pursuant to Section 5.11(b)(ii).

          (FF) CERTIFICATE RE MARY L. BELL SHAREHOLDER AGREEMENT. A certificate executed by E. Harold Munn, Jr., acknowledging that the Shareholder Agreement between the Company and Mary L. Bell has been terminated.

          (GG) RELEASE. Each Shareholder shall deliver a release executed by such shareholder stating that he or she has no claims against the Company except for any claims for compensation as an employee accrued by the Company prior to the Closing Date pursuant to Section 9.2(bb) and which is not otherwise expressly prohibited by this Agreement.

     9.3. ADDITIONAL CONDITIONS TO SHAREHOLDERS' OBLIGATION. In addition to satisfaction of the mutual conditions contained in Section 9.1 the obligation of Shareholders to consummate the Transaction is subject, at Shareholders' option, to the satisfaction or waiver by Shareholders of each of the following conditions:

          (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer to Shareholders shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if then made, except to the extent that any representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true in all material respects as of such date; provided that a breach of any representation or warranty shall not constitute a failure of the condition contained in this Section 9.3(a) if such breach, either alone, or in conjunction with all other breaches, has not had, and would not reasonably be expected to have a material adverse effect and, to the extent there is no material adverse effect, the Buyer shall indemnify the Shareholders for any such breach pursuant to Section 10.2(a).

          (B) COMPLIANCE WITH CONDITIONS. All of the material terms, conditions and covenants to be complied with or performed by Buyer on or before the Closing Date under this Agreement shall have been duly complied with and performed in all material respects.

          (C) PAYMENT. Buyer shall pay (i) Shareholders the Purchase Price due at Closing, as provided in Section 4.2, minus (x) any deficiency in the cash and Accounts Receivable as described in Section 9.2(h) and (y) the Excess Trade Balance; (ii) the sum of Two Hundred Thousand Dollars ($200,000) to Dr. Wendell
F. Cox and the Estate of Mary L. Bell in exchange for title to the real property described in Section 5.11(a), (iii) the sum of Two Hundred Thousand Dollars ($200,000) to the then owners of the Cox/Bass Real Property in exchange for the real property described in Section 5.11 (b), but only if Buyer exercises its option to purchase said property, and (iv) that amount to Shareholders as reimbursement for the costs incurred consistent with Section 8.10 in constructing the facilities described in Sections 9.2(s) and 9.2(y) less any indebtedness incurred consistent with Schedule 5.26.

          (D) CLOSING DOCUMENTS. Buyer shall deliver to Shareholders at the Closing (i) copies of Buyer's corporate resolutions authorizing the Transaction certified as to accuracy and completeness by Buyer's Secretary; and (ii) a certificate, dated the Closing Date, executed by Buyer's President certifying as to those matters set forth in Section 9.3(a) and (b).

          (E) OPINION OF BUYER'S COUNSEL. At Closing, Buyer shall deliver to Shareholders the written opinion of Buyer's counsel dated the Closing Date, substantially in the form attached hereto as Exhibit 4.

          (F) FINAL ORDER. The Commission's action granting the Transfer of Control Application shall have become a Final Order.

10. INDEMNIFICATION/POST-CLOSING OBLIGATIONS.

     10.1.  OBLIGATIONS  OF  SHAREHOLDERS.  Subject to the  limitations  of this
Section 10, Shareholders agree to and shall jointly and severally indemnify and hold harmless (after the Closing) Buyer, and its respective directors, officers, employees, affiliates, agents and assigns from and against any and all Loss of Buyer or Company including, without limitation, all reasonable costs associated with investigating, removing, disposing of or remediating Hazardous Substances), directly or indirectly, resulting from, based upon or arising out of:

          (a) any inaccuracy in or breach of any of the representations or warranties, as such representations or warranties are qualified by matters specifically disclosed in the Schedules hereto, made by Company or Shareholders in or pursuant to this Agreement or the Joinder Agreement; or

          (b) the failure to perform any covenant of this Agreement or the Company Documents; or

          (c) any liability (i) for any Indebtedness of the Company incurred prior to and not paid as of the Closing Date, and (ii) arising from the failure of the Company or the Shareholders to timely file any Tax Returns due prior to the Closing Date or to timely pay any Taxes due for periods prior to the Closing Date (except for any Taxes being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained)), as well as any interest or penalties arising as a result therefrom, provided that the Shareholders shall have no liability for the underlying Taxes in the event the Company paid such Taxes on or prior to the Closing Date (in which case the Shareholders? liability hereunder shall be limited to the interest and penalties related thereto), and provided further that the Buyer shall promptly notify the Shareholders after its discovery of any such delinquent Tax Returns and/or Taxes (as well as any such interest or penalties related thereto). As used in this Agreement, (x) the term ?Tax Returns? means all tax returns and tax reports required to be filed by the Company with all appropriate Governmental Authorities (including all federal, state, commonwealth, foreign, local, and other tax or information returns and tax reports) with respect to, among other things, all income tax, unemployment compensation, social security, payroll, sales and use, profit, excise, privilege, occupation, property, ad valorem, franchise, license, school and any other tax under the laws of the United States or of any state or any municipal entity or of any political subdivision with valid taxing authority), and (y) the term ATaxes= means all federal, state, commonwealth, foreign, local and other governmental taxes and estimated taxes, but not interest or penalties, in connection with the foregoing which have become due pursuant to the Tax Returns; or

          (d) uninsured third party claims resulting from the actions of Shareholders or Company in the conduct of the Business prior to the Closing except for the matter described in Schedule 5.14; or

          (e) any and all violations of or liabilities under Environmental Law that (i) relate to the real property or the Company and arise on or before the Closing; or (ii) arise from or relate to conditions, actions, activities or operations, whether conducted by, caused by or attributable to the Company, the Shareholders or any entity acting on behalf of the Company, on or before Closing; or

          (f) any damages, penalties and taxes arising from any breach of ERISA fiduciary duty or ERISA prohibited transaction occurring before the Closing; or

          (g) all compensation, benefits, and claims arising out of the termination of employment by employees of Company before Closing.

     10.2. OBLIGATIONS OF BUYER. Buyer agrees to indemnify and hold harmless (after the Closing) Shareholders from and against any and all Loss of Shareholders, directly or indirectly, resulting from, based upon or arising out of:

          (a) any inaccuracy in or breach of any of the representations, or warranties, made by Buyer in this Agreement; or

          (b) the failure by Buyer to perform any covenant of this Agreement or the Buyer Documents; or

          (c) except as to matters as to which Buyer is indemnified under the terms of Section 10.1, third party claims (in contract, tort or otherwise) resulting from the actions of Buyer and its conduct of the Business after Closing; or

          (d) any liability for Taxes or Indebtedness of Company incurred after the Closing.

     10.3. PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

          (a) The party claiming indemnification (the "Claimant") shall give written notice to the party from which indemnification is sought (the "Indemnitor") promptly after the Claimant learns of any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless and failure to provide prompt notice shall not be deemed to jeopardize Claimant?s right to demand indemnification, provided, that, Indemnitor is not prejudiced by the delay in receiving notice.

          (b) With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have 15 days to make any investigation of the claim that the Indemnitor deems necessary or desirable, or such lesser time if a 15-day period would jeopardize any rights of Claimant to oppose or protest the claim. For the purpose of this investigation, the Claimant agrees to make available to the Indemnitor and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the 15-day period, or lesser period if required by this Section (or any mutually agreed upon extension hereof) the Claimant may seek appropriate legal remedies.

          (c) The Indemnitor shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such claim, provided, that, Indemnitor acknowledges in writing to Claimant that Indemnitor would assume responsibility for and demonstrates its financial ability to satisfy the claim should the party asserting the claim prevail. In the event that the Indemnitor shall not satisfy the requirements of the preceding sentence or shall elect not to undertake such defense, or within 15-days after notice of such claim from the Claimant shall fail to defend, the Claimant shall have the right to undertake the defense, compromise or settlement of such claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnitor. Anything in this Section 10.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Claimant, the Claimant shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the claim; (ii) the Indemnitor shall not, without the Claimant?s written consent, settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the plaintiff to the Claimant of a release from all liability in respect of such claim; and (iii) in the event that the Indemnitor undertakes defense of any claim consistent with this Section, the Claimant, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnitor and its counsel or other representatives concerning such claim and the Indemnitor and the Claimant and their respective counsel or other representatives shall cooperate with respect to such claim.

          (d) If any payment is made pursuant to this Section, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of Claimant, and Claimant shall assign to Indemnitor, for its use and benefit, any and all claims, causes of actions, and demands of whatever kind and nature that Claimant may have against the person, firm, corporation or entity giving rise to the loss for which payment was made. Claimant agrees to reasonably cooperate in any efforts by Indemnitor to recover such loss from any person, firm, corporation or entity.

     10.4. EXCLUSIVE REMEDIES. Except as otherwise specifically provided in this Agreement, the sole and exclusive remedy of the Buyer and the Shareholders hereunder shall be restricted to the indemnification rights set forth in this
Section 10, provided that this limitation shall not apply to any actions or claims arising out of fraud.

     10.5. NOTICE. Each party agrees to notify the other of any liabilities, claims or misrepresentations, breaches or other matters covered by this Section 10 upon discovery or receipt of notice thereof.

     10.6. THRESHOLD CONCERNING SECTIONS 10.1 AND 10.2. Notwithstanding anything to the contrary in Sections 10.1 and 10.2, the parties shall not be entitled to indemnity under Sections 10.1 and 10.2 unless the aggregate Loss indemnified against thereunder exceeds Two Hundred Thousand Dollars ($200,000.00 ("Indemnification Basket") (in which case, the Claimant shall be entitled to recovery from the Indemnitor of the full amount of the Loss), provided that any Loss arising from the following shall not be subject to the Indemnification Basket and, in any such case, the Indemnified Party shall be entitled to indemnification from the first dollar of the Loss incurred for: (i) any monies paid by the Buyer as a result of the failure to accurately reflect on the document to be delivered to the Buyer pursuant to Section 9.2(r) all of the Accounts Payable of the Company as of the Closing Date; (ii) the indemnification obligations arising under Section 10.1(c)(ii); (iii) any obligations of the Shareholders arising under the last sentence of Section 9.2(h); and (iv) any actions or claims brought by the Shareholders against the Company for claims arising under Sections 10.2(b) or 10.2(d).

     10.7.  SURVIVAL  OF  REPRESENTATIONS:   MAXIMUM  CONCERNING   SHAREHOLDERS'
DAMAGES. The representations and warranties of the parties set forth in this Agreement or in any certificate, document

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



or instrument delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of eighteen
(18) months after the Closing Date. Notwithstanding any other provision in this Agreement to the contrary, the aggregate amount of damages recoverable from or against the Shareholders pursuant to the provisions of this Agreement or the Company Documents by the Buyer shall be limited in the aggregate to the Post Closing Escrow Fund, i.e., initially, the principal amount of $1,500,000), provided that there shall be no such limitation for actions or claims arising from fraud. In the event of any claim (including any tax-related claims) against the Shareholders or Company arising out of the Company's operations after the Closing Date, the Shareholders shall cooperate with Buyer by responding to reasonable requests by Buyer for information (including any documentation which may be in the Shareholders' possession) which may be pertinent to the defense of such claim. In the event of any claim (including any tax-related claims) against the Shareholders arising out of the Company's operations prior to the Closing Date, the Buyer shall cooperate with Shareholders by responding to reasonable requests by Shareholders for information (including any documentation which may be in the Buyer's possession) which may be pertinent to the defense of such claim.

     10.8. TAX RETURNS.

          (A) PREPARATION AND FILING OF RETURNS FOR PRE-CLOSING PERIODS. Shareholders shall be responsible for causing an independent accountant to initially prepare all Federal, State, commonwealth, foreign and local income tax returns of the Company for taxable periods actually ending on or before the Closing Date. Buyer shall have the right, directly and through its designated representatives, to review at its expense any such returns that pertain to the Company at least 30 days prior to the due date of the return. Shareholders agree not to take, or cause the Company to take, any position or make any election on any such return inconsistent with prior reporting practices without the prior written consent of Buyer, if the effect of any such election or position may be to increase the Taxes of the Company thereof from taxable periods (or portions thereof) beginning after the Closing Date or to file an extension on the due date for any tax return or to file an amended return without first obtaining Buyer?s consent.

          (B) PREPARATION AND FILING OF RETURNS FOR POST-CLOSING PERIODS. Buyer shall cause to be prepared, and filed, all income tax returns of the Company for all such returns due after the Closing.

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



     10.9. ALLOCATION OF TAX LIABILITY.

          (a) To the extent permitted by applicable law, the parties hereto agree to cause federal, state and local tax periods of the Company to be closed at the close of business on the Closing Date. In the event applicable law does not permit the closing of any such period, the allocation of tax liability shall be made in accordance with Section 10.9(b).

          (b) In the case of a tax return for the taxable period beginning before and ending after the Closing Date ("Overlap Period") based upon income or gross receipts, the amount of taxes attributable to any Pre-Closing Period or Post-Closing Period included in the Overlap Period shall be determined by closing the books of the Company as of the close of business on the Closing Date and by treating each of such Pre-Closing Period and Post-Closing Period as a separate taxable year, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis. If the liability for the Taxes for an Overlap Period is determined on a basis other than income or gross receipts, the amount of Taxes attributable to any Pre-Closing Period included in the Overlap Period shall be equal to the amount of Taxes for the Overlap Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period included in the Overlap Period and the denominator of which is the total number of days in the Overlap Period, and the amount of such Taxes attributable to any Post-Closing Period included in an Overlap Period shall be the excess of the amount of Taxes for the Overlap Period over the amount of Taxes attributable to the Pre-Closing Period. Shareholders shall be responsible for Taxes due for the Pre-Closing Period and Buyer shall be responsible for Taxes due for the Post-Closing Period.

     10.10. COOPERATION WITH RESPECT TO FINANCIAL AND TAX MATTERS. From the date of Closing and for a period of three (3) years thereafter, Shareholders and Buyer shall provide to each other such cooperation and information as each shall reasonably request in the: (i) filing of any tax return, amended return or claim or refund; (ii) determining a liability for taxes or a right to a refund of taxes; (iii) participating in or conducting any audit or proceeding in respect of taxes; (iv) analysis and review of the Financial Statements; or (v) preparation of documentation to fulfill any reporting requirements of Buyer including reports that may be filed with the Securities and Exchange Commission. Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with the accompanying schedules and related work papers and documents relating to rulings or other determinations by tax authorities. Shareholders' Representatives and Buyer shall make themselves available at no charge to each other and shall request that the Company's independent accounting firm(s) make available to each other the information relied upon by that firm(s), including its opinions and Financial Statements for the Company, to provide explanations of any documents or information provided hereunder and to permit disclosure by Buyer, including disclosure to any Governmental Authority.

     10.11. NONDISCLOSURE AND CONFIDENTIALITY. Shareholders agree that they will not after Closing use or disclose to others any trade secrets or other confidential information about the business or any proprietary rights of the Company; provided, however, that such agreement shall not apply to trade secrets or other confidential information that the Shareholders are obligated to disclose by a court of competent jurisdiction, or which lawfully becomes available to the public other than as a result of a disclosure by Shareholders.

11. DEFAULT AND REMEDIES.

     11.1. OPPORTUNITY TO CURE. If any party believes the other to be in breach hereunder, the former party shall provide the other with written notice specifying in reasonable detail the nature of such breach. If the breach has not been cured by the earlier of: (i) the Closing Date; or (ii) within thirty (30) days after delivery of that notice (or such additional reasonable time as the circumstances may warrant provided the party in breach undertakes diligent, good faith efforts to cure the breach within such thirty (30) day period and continues such efforts thereafter), then the party giving such notice may consider the other party to be in default and exercise the remedies available to such party pursuant to this Section, subject to the right of the other party to contest the alleged default through appropriate proceedings.

     11.2. SHAREHOLDERS' REMEDIES. Buyer recognizes that if the Transaction is not consummated as a result of Buyer's default, Shareholders would be entitled to compensation, the extent of which is extremely difficult and impractical to ascertain. To avoid this problem, the parties agree that if the Transaction is not consummated within the later to occur of (i) thirty (30) days after the FCC's approval of the Transfer of Control Application becomes a Final Order, or
(ii) in the event Buyer has purchased any extension of the Closing Date pursuant to Section 2.2, the expiration of any such extension, Shareholders shall be entitled to the Initial Escrow Deposit of $2,000,000, minus any amounts that have previously been deducted for extensions of the Closing Date as permitted by Section 2.2, plus interest earned thereon provided that the Shareholders are not in material default under this Agreement. The parties agree that this sum shall constitute liquidated damages and shall be in lieu of any other relief to which Shareholders might otherwise be entitled due to Buyer's failure to consummate the Transaction as a result of a default by Buyer.

     11.3. BUYER'S REMEDIES. Shareholders agree that the Shares represent an interest in unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer shall have the right specifically to enforce Shareholders' performance under this Agreement, and Shareholders agree (i) to waive the defense in any such suit that Buyer has an adequate remedy at law; and
(ii) to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy. If Buyer elects to terminate this Agreement as a result of Shareholders' default instead of seeking specific performance, Buyer shall be entitled to the return of the Initial Escrow Deposit together with all interest earned thereon, and in addition thereto, Buyer shall be entitled to sue for damages due to Shareholders' failure to consummate the Transaction as a result of a default by Shareholders, provided that in no event shall Buyer be entitled to recover damages arising under this Section 11.3 in an amount in excess of $1.5 million in the aggregate provided further that this limitation shall not apply to actions or claims arising from fraud.

12. TERMINATION OF AGREEMENT.

     12.1. TERMINATION OF AGREEMENT. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement may terminate at any time before the Closing in the event any of the following shall occur:

          (A) MUTUAL CONSENT. By mutual consent in writing by Buyer and Sellers.

          (B) CONDITIONS TO BUYER'S PERFORMANCE NOT MET. By Buyer upon written notice to Sellers if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 9.1 or 9.2.

          (C) CONDITIONS TO SELLERS' PERFORMANCE NOT MET. By Sellers upon written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Sellers to consummate the transactions contemplated by this Agreement as set forth in Section 9.1 or 9.3.

          (D) MATERIAL BREACH. By Buyer or Sellers, provided such party is not in material breach of this Agreement, if there has been a material breach by the other party of any representation, warranty or covenant set forth herein; provided, however, that the non-breaching party shall not be excused from its obligations under this Agreement (i) if such breach is susceptible to cure and the breaching party cures such breach by the earlier of the Closing Date or within 30 days after receipt of notice of such breach from the other party or provides assurances reasonably satisfactory to the other party that the breach will be cured prior to Closing; or (ii) if such breach gives rise solely to money damages that can readily be ascertained or estimated with reasonable accuracy and the breaching party tenders such amount to the other party within 30 days after receipt of notice of such breach.

          (E) BANKRUPTCY; RECEIVERSHIP. By Buyer, if any of the following events shall have occurred with respect to Company or Sellers, if any of the following events shall have occurred with respect to Buyer: (i) it has been adjudicated a bankrupt or insolvent or has admitted in writing its inability to pay its debts as they mature or has made an assignment for the benefit of creditors, or has applied for or consented to the appointment of a trustee or receiver for it or for the major part of its property; (ii) a trustee or receiver has been appointed for it or for any part of its property without its consent; or (iii) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of creditors, have been instituted by or against it and remain undismissed for 10 days or longer.

          (F) FCC APPROVAL. By either Buyer or Sellers, provided such party is not otherwise in default, if a Final Order granting the Transfer of Control Application is not obtained within 270 days after the FCC has accepted the Transfer of Control Application for filing.

          (G) ENVIRONMENTAL REMEDIATION. By either Buyer or Shareholders if the Environmental Assessment shows the presence of conditions that must be cured or removed under the terms of Section 9.2(p) and such remediation will cost in excess of One Hundred Thousand Dollars ($100,000) ("Threshold Amount") and Shareholders decline to pay for remediation in excess of the Threshold Amount, provided that neither Buyer nor Shareholders will be entitled to terminate this Agreement pursuant to this Section 12.1(g) if Buyer elects to pay for remediation in excess of the Threshold Amount and such payment does not reduce the Purchase Price.

     12.2. REMEDIES. In the event of termination by Shareholders due to a material breach by Buyer, Shareholders shall be entitled to the remedies described in Section 11.2. In the event of termination by Buyer due to a material breach by Shareholders, Buyer shall be entitled to the remedies described in Section 11.3.

13. GENERAL PROVISIONS.

     13.1. FEES. All recording costs, transfer taxes, sales tax, document stamps and other similar charges shall be paid by Shareholders from the Purchase Price or otherwise at Closing. Except as otherwise provided herein, all other expenses incurred in connection with this Agreement or the Transaction shall be paid by the party incurring those expenses whether or not the Transaction is consummated.

     13.2. NOTICES. All notices, requests, demands and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when (i) delivered personally (which shall include delivery by Federal Express or other recognized overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended;
(ii) delivered by facsimile transmission; or (iii) three business days after the date mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If to Company or Shareholders:

                           Wendell T. Arnold
                           Bell Broadcasting Company
                           2466 Ethel
                           Detroit, MI 48217

                           And to:

                           E. Harold Munn, Jr.
                           8865 McCain Road
                           Parma, MI  49269-5543
                           Fax:     (517) 531-5543
                           with a copy (which shall not constitute notice) to:

                           Lauren A. Colby, Esq.
                           10 East Fourth Street
                           P.O. Box 113
                           Frederick, MD 21705
                           Fax:     (301) 695-8734

                           and to:

                           Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan  48243-1668
                           Attn:  J. Michael Bernard, Esq.
                           Fax:     313-568-6832

                           and to:

                           Lawrence S. Jackier, Esq.
                           Jackier, Gould, Bean, Upfal, Eizelman & Goldman 1533 N. Woodward Avenue, Suite 250
                           Bloomfield Hills, Michigan  48304

                           and to:

                           Randall S. Wangen, Esq.
                           Fildew Hinks, PLLC
                           645 Griswold Street, Suite 3600
                           Detroit, Michigan  48226

                  (b)      If to Buyer:
                           Radio One, Inc.
                           c/o Alfred C. Liggins, III
                           5900 Princess Garden Parkway, 8th Floor
                           Lanham, MD 20706
                           Fax: (301) 306-9694

                           with a copy (which shall not constitute notice) to:

                           Linda J. Eckard, Esq.
                           Davis Wright Tremaine LLP
                           1155 Connecticut Avenue, N.W.
                           Suite 700
                           Washington, D.C. 20036
                           Fax:  (202) 508-6699


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



Any party may change its address for notices by written notice to the other given pursuant to this Section. Any notice purportedly given by a means other than as set forth in this Section shall be deemed ineffective.

     13.3. ASSIGNMENT. No party may assign its rights or obligations under this Agreement without the express prior written consent of the other parties, provided that Shareholders' consent shall not be unreasonably withheld if Buyer assigns its rights and obligations pursuant to this Agreement to (i) an entity which is a subsidiary or parent of Buyer or to an entity at least 50% of whose voting securities are owned by Buyer or its principals Catherine Hughes and Alfred Liggins, and the purpose for such assignment is to facilitate the financing of the Transaction; or (ii) to Buyer's or its permitted assignee?s lenders as collateral for any indebtedness incurred and Shareholders agree not to unreasonably withhold their consent to such an assignment and provided further that Dr. Wendell F. Cox may assign or transfer his stock as described in
Section 8.3(b). However, any assignment made pursuant to this section will not be effective until the assignee executes and delivers to all parties to this Agreement a document in which such assignee acknowledges that it is subject to this Agreement, and that this Agreement governs the rights and obligations of such assignee. Subject to the foregoing, this Agreement shall be binding on, inure to the benefit of, and be enforceable by the original parties hereto and their respective successors and permitted assignees.

     13.4. EXCLUSIVE DEALINGS. For so long as this Agreement remains in effect, neither Company nor any Shareholder nor any person acting on either party?s behalf shall, directly or indirectly, solicit or initiate any offer from, or conduct any negotiations with, any person or entity concerning the acquisition of all or any interest in the Shares or in the assets of the Business, other than Buyer or Buyer's permitted assignees.

     13.5. THIRD PARTIES. Nothing in this Agreement, whether express or implied, is intended to: (i) confer any rights or remedies on any person other than Shareholders, Buyer and their respective successors and permitted assignees;
(ii) relieve or discharge the  obligations  or liability of any third party;  or
(iii) give any third party any right of subrogation or action against either Shareholders or Buyer.

     13.6. INDULGENCES. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of any party at any time to require performance by another party of any provision of this Agreement shall not affect such party's right thereafter to enforce

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



the same; (ii) no waiver by any party of any default by another party shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by any party for the performance of any obligation or act by any party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     13.7. PRIOR NEGOTIATIONS. This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of such prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

     13.8. EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein.

     13.9.  ENTIRE  AGREEMENT;  AMENDMENT.  This  Agreement,  the  Exhibits  and
Schedules to this Agreement set forth the entire understanding between the parties in connection with the Transaction, and there are no terms, conditions, warranties or representations other than those contained, referred to or provided for herein and therein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except by an instrument in writing signed by each of the parties hereto.

     13.10. COUNSEL/INTERPRETATION. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement. This Agreement shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either party.

     13.11. GOVERNING LAW, JURISDICTION. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Michigan without regard to the choice of law rules utilized in that jurisdiction. Each of the parties hereto executing this Agreement hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the States of Michigan or Maryland or the courts of the United States of America located in the States of Michigan or Maryland for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby or thereby and agrees not to commence any action, suit or proceeding relating hereto or thereto except in such courts, and further agrees that service of any process, summons, notice or document by United States registered or certified mail (at the address(es) set forth in Section 13.2) shall be effective service of process for any action, suit or proceeding brought in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to personal jurisdiction and the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or thereby, in the courts of the States of Michigan or Maryland, or the courts of United States of America located in the States of Michigan or Maryland, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of Buyer and Shareholders agree that its submission to jurisdiction and its consent to service of process by certified mail is made for the express benefit of the other parties hereto.
Final judgment against Buyer or Shareholders in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party may at its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other party or its assets, may be found.

     13.12. SEVERABILITY. If any term of this Agreement is illegal or unenforceable at law or in equity, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

     13.13. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. Each fully executed set of counterparts shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument.

     13.14. FURTHER ASSURANCES. Shareholders shall at any time and from time to time after the Closing execute and deliver to Buyer such further conveyances, assignments and other written assurances as Buyer may request to vest and confirm in Buyer (or its assignee) the title and rights to and in all the Shares and/or assets of the Business to be and intended to be transferred, assigned and conveyed hereunder.

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




     13.15. SHAREHOLDERS' REPRESENTATIVE.

          (A) APPOINTMENT AND AUTHORITY. The Shareholders, for themselves and their personal representatives and other successors, hereby constitute and appoint E. Harold Munn, Jr. and Wendell T. Arnold (the "Shareholders'
Representatives"), with full power and authority (including power of substitution), except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the Shareholders or in his own name as Shareholders' Representatives, to take all actions required or permitted to be taken by the Shareholders, or any of them, under this Agreement (including the giving and receiving of all reports, notices and consents, execution of the Transfer of Control Application, as well as the execution and delivery of documents to be delivered by the Shareholders at the Closing, except for documents  affecting  title to the Shares or  Shareholder  Real  Property).  The authority conferred under this Section 13.15 is an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Shareholders or by any of them, or by operation of law, whether by the death or incapacity of any Shareholder, the termination of any trust or estate or the occurrence of any other event. If any Shareholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Shareholders' Representatives pursuant to this Section 13.15 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Shareholders' Representatives or the Buyer shall have received notice of such death, incapacity, termination or other event. Any notice given to the Shareholders' Representatives pursuant to Section 13.2 shall constitute effective notice to all Shareholders and the Buyer or any other person may rely on any notice, consent, election or other communication received from the Shareholders' Representatives as if it had been received from all Shareholders on whose behalf it was given.

          (B) SUCCESSORS. A Shareholders' Representative may resign upon 20 days prior written notice to Buyer and each other Shareholder. Upon the death, resignation, removal or incapacity of a Shareholders' Representatives, the Shareholders shall appoint a successor Shareholders' Representatives, by written consent of the Required Majority of Shareholders, and any successor
Shareholders' Representatives so appointed shall, with the surviving Shareholders' Representatives, constitute the Shareholders' Representatives to the same effect as if originally named in this Section 13.15. Required Majority Shareholders as used in this section means those Shareholders who currently hold Class A Common

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



Stock as described in Schedule 4.2 acting by the affirmative vote of the majority of such Shareholders with each such Shareholder entitled to one vote. The Shareholders may remove one or both of the Shareholders' Representatives at any time, by written consent of the Required Majority of Shareholders. The Shareholders shall give the Buyer written notice of the appointment or removal of any Shareholders' Representative pursuant to this Section 13.15, including a copy of the written consent of the Required Majority of Shareholders relating thereto, as soon as practicable after any such appointment or removal, and such appointment or removal shall not be effective as against the Buyer until such notice shall have been given, unless the Buyer shall have actual knowledge of such appointment or removal.



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



     IN WITNESS WHEREOF, and to evidence their assent to the foregoing, Shareholders and Buyer have executed this Stock Purchase Agreement under seal as of the date first written above.

                                     SELLERS:

                                     BY:    __________________________________
                                            E. Harold Munn, Jr., NBD Bank, N.A.,
                                            Trustee of the Mary L. Bell Trust
                                            Agreement

                                     BY:    __________________________________
                                            Janice L. Hall, Trustee of the
                                            Mary L. Bell Trust Agreement

                                     BY:    __________________________________
                                            Arthur Middlebrooks, Trustee of
                                            the Mary L. Bell Trust Agreement

                                     BY:    __________________________________
                                            Janice L. Hall

                                     BY:    __________________________________
                                            Dr. Wendell F. Cox

                                     BY:    __________________________________
                                            Estate of Iris Bell Cox

                                     BY:    __________________________________
                                            Wendell H. Cox

                                     BY:    __________________________________
                                            William E. Fisher, Trustee for
                                            Mariel Cox


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




                                     BY:    __________________________________
                                            William E. Fisher, Trustee for
                                            Benjamin Cox

                                     BY:    __________________________________
                                            William E. Fisher, Trustee for
                                            Sonam Bass

                                     BY:    __________________________________
                                            William E. Fisher, Trustee for
                                            Julian Bass

                                     BY:    __________________________________
                                            Eric Bell Bass

                                     BY:    __________________________________
                                            Treva Bell Bass

                                     BY:    __________________________________
                                            Robert Bell Bass

                                     BY:    __________________________________
                                            Mary L. Bell, Trust

                                     BY:    __________________________________
                                            Wendell T. Arnold

                                     BY:    __________________________________
                                            William E. Fisher, Trustee for
                                            Brianna Bass

                                     BUYER:

                                     RADIO ONE, INC.

                                     BY:      __________________________________
                                              Alfred C. Liggins, III
                                              President


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